                                                                    EXHIBIT 10.1

                              AMENDED AND RESTATED

                           REVOLVING CREDIT, TERM LOAN

                                       AND

                               SECURITY AGREEMENT

                          GMAC COMMERCIAL FINANCE LLC,
                               AS AGENT AND LENDER

                                      WITH

                               DELTA MILLS, INC.,
                                   AS BORROWER

                                  MAY 30, 2006

                                TABLE OF CONTENTS

                                                                                         Page
                                                                                         ----
SECTION 1. DEFINITIONS..................................................................   1
       1.1       Accounting Terms.......................................................   1
       1.2       General Terms..........................................................   1
       1.3       Uniform Commercial Code Terms..........................................  20
       1.4       Certain Matters of Construction........................................  20

SECTION 2. ADVANCES, PAYMENTS...........................................................  20
       2.1       Total Revolving Advances...............................................  20
       2.2       Procedure for Borrowing................................................  22
       2.3       Disbursement of Advance Proceeds.......................................  22
       2.4       Term Loan..............................................................  22
       2.5       Maximum Revolving Advances.............................................  23
       2.6       Repayment of Revolving Advances........................................  23
       2.7       Repayment of Excess Advances...........................................  23
       2.8       Statement of Account...................................................  24
       2.9       Letters of Credit......................................................  24
       2.10      Issuance of Letters of Credit..........................................  24
       2.11      Requirements For Issuance of Letters of Credit.........................  25
       2.12      Additional Payments....................................................  26
       2.13      Manner of Borrowing and Payment........................................  26
       2.14      Mandatory Prepayments..................................................  28
       2.15      Use of Proceeds........................................................  28
       2.16      Defaulting Lender......................................................  28

SECTION 3. INTEREST AND FEES............................................................  29
       3.1       Interest...............................................................  29
       3.2       Letter of Credit Fees..................................................  29
       3.3       Commitment Fee.........................................................  30
       3.4       Computation of Interest and Fees.......................................  30
       3.5       Collateral Monitoring Fee..............................................  30
       3.6       Facility Fee...........................................................  31
       3.7       Administration Fee.....................................................  31
       3.8       Maximum Charges........................................................  31

SECTION 4. COLLATERAL: GENERAL TERMS....................................................  31
       4.1       Security Interest in the Collateral....................................  31
       4.2       Perfection of Security Interest........................................  31
       4.3       Disposition of Collateral..............................................  35
       4.4       Preservation of Collateral.............................................  35
       4.5       Ownership of Collateral................................................  35

       4.6       Defense of Agent's and Lender's Interests..............................   35
       4.7       Books and Records......................................................   36
       4.8       Financial Disclosure...................................................   36
       4.9       Compliance with Laws...................................................   36
       4.10      Inspection of Premises and Inventory Appraisals........................   36
       4.11      Insurance..............................................................   37
       4.12      Failure to Pay Insurance...............................................   37
       4.13      Payment of Taxes.......................................................   38
       4.14      Payment of Leasehold Obligations.......................................   38
       4.15      Receivables............................................................   38
       4.16      Inventory..............................................................   40
       4.17      Maintenance of Equipment...............................................   40
       4.18      Exculpation of Liability...............................................   41
       4.19      Environmental Matters..................................................   41
       4.20      Financing Statements...................................................   43

SECTION 5. REPRESENTATIONS AND WARRANTIES...............................................   43
       5.1       Authority..............................................................   43
       5.2       Formation and Qualification............................................   43
       5.3       Survival of Representations and Warranties.............................   43
       5.4       Tax Returns............................................................   43
       5.5       Financial Statements...................................................   44
       5.6       Corporate Name.........................................................   44
       5.7       O.S.H.A. and Environmental Compliance..................................   44
       5.8       Solvency; No Litigation, Violation, Indebtedness or Default............   45
       5.9       Patents, Trademarks, Copyrights and Licenses...........................   46
       5.10      Licenses and Permits...................................................   46
       5.11      Default of Indebtedness................................................   47
       5.12      No Default.............................................................   47
       5.13      No Burdensome Restrictions.............................................   47
       5.14      No Labor Disputes......................................................   47
       5.15      Margin Regulations.....................................................   47
       5.16      Investment Company Act.................................................   47
       5.17      Disclosure.............................................................   47
       5.18      Swaps..................................................................   47
       5.19      Conflicting Agreements.................................................   48
       5.20      Application of Certain Laws and Regulations............................   48
       5.21      Business and Property of Borrower......................................   48

SECTION 6. AFFIRMATIVE COVENANTS........................................................   48
       6.1       Payment of Fees........................................................   48
       6.2       Conduct of Business and Maintenance of Existence and Assets............   48
       6.3       Violations.............................................................   48
       6.4       Government Receivables.................................................   48
       6.5       Execution of Supplemental Instruments..................................   49

       6.6       Payment of Indebtedness................................................   49
       6.7       Standards of Financial Statements......................................   49
       6.8       Amendment of Senior Notes Indenture; Pledge of Term Loan Collateral....   49
       6.9       Financial Covenants....................................................   49
       6.10      [Intentionally Omitted]................................................   50
       6.11      Material Contracts.....................................................   50

SECTION 7. NEGATIVE COVENANTS...........................................................   50
       7.1       Merger, Consolidation, Acquisition and Sale of Assets..................   50
       7.2       Creation of Liens......................................................   50
       7.3       Guarantees.............................................................   50
       7.4       Investments............................................................   51
       7.5       Loans..................................................................   51
       7.6       Capital Expenditures...................................................   51
       7.7       Dividends..............................................................   51
       7.8       Indebtedness...........................................................   51
       7.9       Nature of Business.....................................................   51
       7.10      Transactions with Affiliates...........................................   51
       7.11      Leases.................................................................   52
       7.12      Subsidiaries...........................................................   52
       7.13      Fiscal Year and Accounting Changes.....................................   52
       7.14      Pledge of Credit.......................................................   52
       7.15      Amendment of Articles of Incorporation, By-Laws........................   52
       7.16      Compliance with ERISA..................................................   52
       7.17      Prepayment of Indebtedness.............................................   53
       7.18      Management Compensation and Bonuses....................................   53

SECTION 8. CONDITIONS PRECEDENT.........................................................   53
       8.1       Conditions to Initial Advances.........................................   53
       8.2       Conditions to Each Advance.............................................   56

SECTION 9. INFORMATION AS TO BORROWER...................................................   58
       9.1       Disclosure of Material Matters.........................................   58
       9.2       Schedules..............................................................   58
       9.3       Environmental Reports..................................................   58
       9.4       Litigation.............................................................   59
       9.5       Material Occurrences...................................................   59
       9.6       Government Receivables.................................................   59
       9.7       Annual Financial Statements............................................   59
       9.8       Quarterly Financial Statements.........................................   60
       9.9       Monthly Financial Statements...........................................   60
       9.10      Other Reports..........................................................   60
       9.11      Additional Information.................................................   60
       9.12      Projected Operating Budget.............................................   61
       9.13      Variances From Operating Budget........................................   61

       9.14      Notice of Suits, Adverse Events........................................   61
       9.15      ERISA Notices and Requests.............................................   61
       9.16      Additional Documents...................................................   62

SECTION 10. EVENTS OF DEFAULT...........................................................   62

SECTION 11. LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT..................................   65
       11.1      Rights and Remedies....................................................   65
       11.2      Agent's Discretion.....................................................   65
       11.3      Setoff.................................................................   66
       11.4      Rights and Remedies not Exclusive......................................   66

SECTION 12. WAIVERS AND JUDICIAL PROCEEDINGS............................................   66
       12.1      Waiver of Notice.......................................................   67
       12.2      Delay..................................................................   67
       12.3      JURY TRIAL WAIVER......................................................   67

SECTION 13. EFFECTIVE DATE AND TERMINATION..............................................   67
       13.1      Term...................................................................   67
       13.2      Termination............................................................   68

SECTION 14. REGARDING AGENT.............................................................   68
       14.1      Appointment............................................................   68
       14.2      Nature of Duties.......................................................   68
       14.3      Lack of Reliance on Agent and Resignation..............................   69
       14.4      Certain Rights of Agent................................................   69
       14.5      Reliance...............................................................   70
       14.6      Notice of Default......................................................   70
       14.7      Indemnification........................................................   70
       14.8      Agent in its Individual Capacity.......................................   70
       14.9      Delivery of Documents..................................................   71
       14.10     Borrower's Undertaking to Agent........................................   71

SECTION 15. MISCELLANEOUS...............................................................   71
       15.1      GOVERNING LAW..........................................................   71
       15.2      Entire Understanding...................................................   72
       15.3      Successors and Assigns; Participations; New Lenders....................   73
       15.4      Application of Payments................................................   74
       15.5      Indemnity..............................................................   74
       15.6      Notice.................................................................   74
       15.7      Survival...............................................................   75
       15.8      Severability...........................................................   75
       15.9      Expenses...............................................................   75
       15.10     Injunctive Relief......................................................   76
       15.11     Consequential Damages..................................................   76
       15.12     Captions...............................................................   76

       15.13     Counterparts; Telecopied Signatures....................................   76
       15.14     Construction...........................................................   76
       15.15     Acknowledgment and Restatement.........................................   76

                                     INDEX
                                       TO
                             EXHIBITS AND SCHEDULES

Exhibit 2.1(a)                            Form of Revolving Credit Note

Exhibit 2.4(b)                            Form of Term Loan Note

Exhibit 5.5(b)                            Financial Projections

Exhibit 15.3                              Form of Commitment Transfer Supplement

Schedule 1.2                              Liens

Schedule 4.2(b)                           Chattel Paper; Instruments

Schedule 4.2(d)                           Deposit Accounts

Schedule 4.2(e)                           Investment Property

Schedule 4.2(f)                           Letters of Credit

Schedule 4.2(g)                           Commercial Tort Claims

Schedule 4.2(h)                           Documents of Title

Schedule 4.5                              Locations of Inventory

Schedule 4.15(c)                          Location of Chief Executive Office

Schedule 5.6                              Corporate Name

Schedule 5.7                              Environmental

Schedule 5.8(b)                           Litigation

Schedule 5.8(d)                           ERISA

Schedule 5.9                              Intellectual Property

Schedule 5.10                             Licenses and Permits

Schedule 5.14                             Labor

Schedule 7.3                              Guarantees

Schedule 7.4                              Investments

Schedule 7.8                              Indebtedness

                              AMENDED AND RESTATED
                           REVOLVING CREDIT, TERM LOAN
                                       AND
                               SECURITY AGREEMENT

      Amended and Restated Revolving Credit, Term Loan and Security Agreement (this "Agreement") dated May ___, 2006 among DELTA MILLS, INC., a corporation organized under the laws of the State of Delaware ("Borrower"), the undersigned financial institutions (collectively, the "Lenders" and each individually a "Lender") and GMAC COMMERCIAL FINANCE LLC ("GMAC CF"), a limited liability company formed under the laws of the State of Delaware, as agent for the Lenders (GMAC CF, in such capacity, the "Agent").

      IN CONSIDERATION of the mutual covenants and undertakings herein contained, each of Borrower, Lenders and Agent hereby agree as follows:

SECTION 1. DEFINITIONS

            1.1 Accounting Terms. As used in this Agreement, the Notes or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP; provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP applied in preparation of all financial statements of Borrower. All references herein to "consolidated basis" shall apply to Borrower and all of its subsidiaries.

            1.2 General Terms. For purposes of this Agreement the following terms shall have the following meanings:

            "Accountants" shall have the meaning set forth in Section 9.7 hereof.

            "Accounts" shall mean all present and future rights of Borrower to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card.

            "Accounts Advance Rate" shall have the meaning set forth in Section 2.1(a)(i)(y) hereof.

            "Advances" shall mean and include the Revolving Advances, Letters of Credit and Term Loans.

            "Advance Rates" shall have the meaning set forth in Section 2.1(a)(y)(ii) hereof.

            "Affiliate" of any Person shall mean (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

            "Agent" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

            "Agent's security interest" or words of similar import shall have the meaning set forth in Section 4.1 hereof.

            "Agreement" shall have the meaning set forth in the preamble to this Agreement.

            "Assignment of Factoring Proceeds" shall mean the Amended and Restated Assignment of Factoring Proceeds dated May ___, 2006 between Borrower, Agent and Factor, as amended, restated, renewed, extended, supplemented, substituted or otherwise modified from time to time.

            "Authority" shall have the meaning set forth in Section 4.19(d) hereof.

            "Availability Block" shall mean (a) $7,000,000 and, (b) in the event that Agent makes a Term Loan on the Funding Date in connection with the consummation of the Offer, an amount, in Agent's discretion, of not less than $5,500,000 and not more than $7,000,000; provided that such amount shall be increased on the first day of each calendar month after the Funding Date in an amount equal to $250,000 until such amount shall equal $7,000,000.

            "Bank" shall mean The Bank of New York, and its successors and assigns.

            "Blocked Accounts" shall have the meaning set forth in Section 4.15(h) hereof.

            "Borrower" shall have the meaning set forth in the preamble to this Agreement and shall include its permitted successors and assigns.

            "Business Day" shall mean any day other than a day on which commercial banks in New York or South Carolina are authorized or required by law to close.

            "Capital Lease" shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

            "Capital Stock" shall mean (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person.

            "Cash Equivalents" shall mean: (a) securities or marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued or unconditionally guaranteed by any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (b) commercial paper maturing no more than six (6) months from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation ("S&P") or at least P-1 from Moody's Investors Service, Inc. ("Moody's") or carrying an equivalent rating by a nationally recognized rating agency if both of the two rating agencies named above cease publishing ratings of commercial paper issuers generally; (c) certificates of deposit, time deposits, overnight bank deposits or bankers' acceptances maturing within one year from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000 and whose debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency; (d) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (c) above;
(e) money market mutual or similar funds that invest at least 95% in assets satisfying the requirements of any of clauses (a)-(d) of this definition; or (f) money market funds that (i) comply with the criteria asset forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000.

            "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601 et seq.

            "Change of Control" shall mean the occurrence of any of the following events: (a) the Original Owner shall fail to own, directly or indirectly, one hundred percent (100%) of the capital stock of Borrower; or (b) the occurrence of a "Change of Control" under and as defined in the Senior Note Indenture.

            "Charges" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the PBGC or any environmental agency or superfund), upon the Collateral, Borrower or any of its Affiliates.

            "Closing Date" shall mean the date hereof.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

            "Collateral" shall mean all assets of Borrower, including, without limitation:

                  (a) all Accounts;

                  (b) all Equipment;

                  (c) all General Intangibles;

                  (d) all Inventory;

                  (e) all Real Property;

                  (f) all Subsidiary Stock;

                  (g) all present and future right, title and interest in and to
(i) goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all additional amounts due to Borrower from any Customer relating to the Receivables; (iii) other property, including warranty claims, relating to any goods securing this Agreement; (iv) all contract rights, rights of payment which have been earned under a contract right, instruments (including all promissory notes), documents, chattel paper (including all tangible and electronic chattel paper), warehouse receipts, deposit accounts, money, securities and investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts), credit balances and other property of Borrower now or hereafter held or received by or in transit to any Lender or any of any Lender's Affiliates or at any other depository or other institution from or for the account of Borrower whether for safekeeping, pledge, custody, transmission, collection or otherwise; (v) any other goods, personal property or real property now owned or hereafter acquired in which Borrower has expressly granted a security interest or may in the future grant a security interest to Agent for the benefit of Lenders hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Agent and Borrower; (vi) all letters of credit, banker's acceptances and similar instruments and including all letter-of-credit rights, and (vii) all commercial tort claims, including, without limitation, all commercial tort claims set forth on Schedule 4.2(g);

                  (h) all present and future supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including
(i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, setoff, detinue, replevin, repossession, reclamation, repurchase and other rights and remedies of an unpaid vendor, consignor, consignee, mechanic, artisan, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (iv) if and when obtained by Borrower, all real and personal property of third parties in which Borrower has been granted a lien or security interest as security for the payment or enforcement of Receivables and including deposits by and property of account debtors or other persons securing the obligations of account debtors;

                  (i) to the extent not otherwise described above, all Receivables;

                  (j) all Records relating to (a), (b), (c), (d), (e), (f), (g),
(h) or (i) of this definition; and

                  (k) all proceeds and products of (a), (b), (c), (d), (e), (f),
(g), (h), (i) and (j) of this definition in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood, business interruption and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

            "Commitment Percentage" of any Lender shall mean the percentage set forth below such Lender's name on the signature page hereof as same may be adjusted upon any assignment by a Lender pursuant to Section 15.3(c) hereof.

            "Commitment Transfer Supplement" shall mean a document in the form of Exhibit 15.3 hereto, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Advances under this Agreement.

            "Consents" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties, domestic or foreign, necessary to carry on Borrower's business, including, without limitation, any Consents required under all applicable federal, state or other applicable law.

            "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414 of the Code.

            "Credit Risk" shall have the meaning set forth in the Factoring Agreement.

            "Customer" shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with Borrower, pursuant to which Borrower is to deliver any personal property or perform any services.

            "Default" shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

            "Default Rate" shall mean a rate equal to two percent (2%) per annum in excess of (a) the Revolving Interest Rate, the Term Loan Rate and the Letter of Credit Fees in the absence of an Overadvance, and (b) the Overadvance Rate during the existence of an Overadvance.

            "Defaulting Lender" shall have the meaning set forth in Section 2.16(a) hereof.

            "Deposit Account Control Agreement" shall mean an agreement in writing, in form and substance satisfactory to Agent, by and among Agent, Borrower and any bank at which any deposit account of Borrower is at any time maintained which provides that such bank will comply with the irrevocable instructions originated by Agent directing disposition of the funds in the deposit account without further consent by Borrower and such other terms and conditions as Agent may require, including as to any such agreement with respect to any Blocked Account, providing that all items received or deposited in the Blocked Accounts are the property of Agent, that the bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the bank will wire, or otherwise transfer, in immediately available funds, on a daily basis to an account designated by Agent in writing all funds received or deposited into the Blocked Accounts.

            "Depository Accounts" shall have the meaning set forth in Section 4.15(h) hereof.

            "Dispute" shall have the meaning set forth in the Factoring
Agreement.

            "Documents" shall have the meaning set forth in Section 8.1(c) hereof.

            "Dollars" and the sign "$" shall mean lawful money of the United States of America.

            "EBITDA" shall mean for any given period for Borrower on a consolidated basis (a) net income (or loss) determined in accordance with GAAP less all extraordinary gains or losses plus (b) the aggregate amount of all depreciation and amortization and other non-cash expenses during such period plus (c) the aggregate amount of interests expense for such period plus (d) the aggregate amount of all income taxes reflected on Borrower's financial statements for such period.

            "Eligible Accounts" shall mean and include each Account of Borrower arising in the ordinary course of Borrower's business and which Factor has assumed and retained the Credit Risk under the Factoring Agreement or which Agent, in its sole credit judgment, shall deem to be an Eligible Account, based on such considerations as Agent may from time to time deem appropriate. An Account shall not be deemed eligible unless such Account is subject to Agent's first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice or other documentary evidence satisfactory to Agent. In addition, no Account which Factor has not assumed and retained the Credit Risk shall be an Eligible Account if:

                  (a) it arises out of a sale made or rendition of service by Borrower to an Affiliate of Borrower or to a Person controlled by an Affiliate of Borrower;

                  (b) it is due or unpaid more than ninety (90) days after the original invoice date or more than sixty (60) days after the original due date;

                  (c) fifty percent (50%) or more of the Accounts from the Customer are not deemed Eligible Accounts hereunder, provided that such percentage may, in Agent's sole discretion, be increased or decreased from time to time;

                  (d) any covenant, representation or warranty contained in this Agreement with respect to such Account has been breached;

                  (e) the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

                  (f) the sale or rendition of services is to a Customer outside the continental United States of America, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its sole discretion;

                  (g) the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper, unless expressly permitted by Agent;

                  (h) Agent believes, in its sole judgment, that collection of such Account is insecure or that such Account may not be paid by reason of the Customer's financial inability to pay;

                  (i) the Customer is the United States of America, or any department, agency or instrumentality of it, unless the applicable Borrower effectuates an assignment of its right to payment of such Account to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances;

                  (j) the goods giving rise to such Account have not been shipped and delivered to and accepted by the Customer or the services giving rise to such Account have not been performed by Borrower and accepted by the Customer or the Account otherwise does not represent a final sale or completed rendition of service;

                  (k) the Accounts of the Customer exceed a credit limit determined by Agent, in its sole discretion, to the extent such Account exceeds such limit;

                  (l) the Account is subject to (but only to the extent of) any offset, deduction, defense, dispute, or counterclaim, the Customer is also a creditor or supplier of Borrower (but only to the extent of any potential offset by such Customer) or the Account is contingent in any respect or for any reason;

                  (m) Borrower has made any agreement with a Customer for any deduction therefrom, but only to the extent of such deduction, and except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

                  (n) shipment of the merchandise or the rendition of services has not been completed;

                  (o) any return, rejection or repossession of the merchandise whose sale gave rise to the Account has occurred;

                  (p) such Account is not payable to Borrower or assigned to Factor; or

                  (q) such Account is not otherwise satisfactory to Agent.

            "Eligible Inventory" shall mean and include raw material and finished goods Inventory of Borrower located in the continental United States, excluding work in process, valued at the lower of cost or market value, determined on a first-in-first-out basis, which is not, in Agent's opinion, obsolete, slow moving or unmerchantable and which Agent, in its judgment exercised in good faith, shall not deem ineligible Inventory, based on such considerations as Agent may from time to time deem appropriate including, without limitation, whether the Inventory is subject to a perfected, first priority security interest in favor of Agent, for the ratable benefit of Lenders, and whether the Inventory conforms to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof. Notwithstanding anything to the contrary contained herein, Eligible Inventory shall include Eligible L/C Inventory and shall not include Inventory located in any public warehouse or other rented or leased location unless (a) such rented or leased location is located in the continental United States, and (b) the warehousemen, lessor or other third party owner of such location has executed a waiver with respect to such Person's rights to the Inventory located at such premises, in form and content satisfactory to Agent.

            "Eligible L/C Inventory" shall mean all raw material and finished goods Inventory owned by Borrower and covered by Letters of Credit, and which raw material and finished goods Inventory are in transit to one of Borrower's locations in the continental United States, and which raw material and finished goods Inventory (a) as of the date such Inventory is owned by Borrower (b) is fully insured, (c) is subject to a first priority security interest in and lien upon such goods in favor of Agent, for the ratable benefit of Lenders (except for any possessory lien upon such goods in the possession of a freight carrier or shipping company securing only the freight charges for the transportation of such goods to Borrower), (d) all documents, notices, instruments, statements and bills of lading relating thereto, if any, which Agent may deem necessary or desirable to evidence ownership by Borrower and/or to give effect to and protect the liens, security interests and other rights of Agent in connection therewith, are delivered to Agent; and (e) are and remain acceptable to Agent for lending purposes in its sole and absolute discretion.

            "Environmental Complaint" shall have the meaning set forth in
Section 4.19(d) hereof.

            "Environmental Laws" shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto, including, without limitation, CERCLA and RCRA.

            "Equipment" shall mean and include all of Borrower's goods (excluding Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

            "ERISA Plan" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of Borrower or any member of the Controlled Group or any such Plan to which Borrower or any member of the Controlled Group is required to contribute on behalf of any of its employees.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

            "Event of Default" shall mean the occurrence of any of the events set forth in Section 10 hereof.

            "Existing Agreements" shall mean the Revolving Credit and Security Agreement dated March 31, 2000 among Borrower, the lenders party thereto and Agent, as amended, restated, renewed, extended, supplemented, substituted or otherwise modified, and any and all other agreements, instruments and documents, including, without limitation, notes, guaranties, pledges, additional security agreements, powers of attorney, consents, and all other writings executed by Borrower and/or delivered to Agent or any Lender in respect of the transactions contemplated thereby.

            "Factor" shall mean GMAC Commercial Finance LLC and its successors and assigns.

            "Factoring Agreement" shall mean, collectively, (i) the Amended and Restated Factoring Agreement (Collection) effective as of May ___, 2006 between Borrower and Factor and (ii) the Amended and Restated Factoring Agreement (Maturity) effective as of May ___, 2006 between Borrower and Factor, as each such agreement exists, has been or may hereafter be amended, restated, renewed, extended, supplemented, substituted or otherwise modified from time to time.

            "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next immediately preceding Business
Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank.

            "Fixed Charge Coverage Ratio" shall mean, as of the last day of each fiscal quarter of Borrower, the ratio of (a) EBITDA less unfinanced capital expenditures for the period of four consecutive fiscal quarters ending on such date to (b) the sum of all principal, interest and loan fees and charges paid with respect to any Indebtedness, plus cash taxes and dividends actually paid, in each case during the period of four consecutive quarters ending on such date. Notwithstanding anything to the contrary set forth herein, (a) any one-time charges incurred in connection with Borrower's closing of the contemplated sales of approximately 60 acres of excess land at Borrower's Beattie plant and of Borrower's Cypress and Pamplico plants shall be excluded from the calculation of the Fixed Charge Coverage Ratio and (b) for purposes of calculating the Fixed Charge Coverage Ratio, "unfinanced capital expenditures" shall mean capital expenditures net of the cash proceeds of Borrower's sales of assets during the period of calculation.

            "Formula Amount" shall have the meaning set forth in Section 2.1(a) hereof.

            "Funded Indebtedness" means, with respect to any Person, without duplication, (a) all Indebtedness of such Person other than Indebtedness of the types referred to in clause (e), (f), (g), (i), (k), (l) and (m) of the definition of "Indebtedness" set forth in this Section 1.2, (b) all Indebtedness of another Person of the type referred to in clause (a) above secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (c) all Guaranty Obligations of such Person with respect to Indebtedness of the type referred to in clause (a) above of another Person, (d) Indebtedness of the type referred to in clause (a) above of any partnership or unincorporated joint venture in which such Person is legally obligated or has a reasonable expectation of being liable with respect thereto, and (e) all Indebtedness of such Person of the type referred to in clause (a) above relating to deferred compensation of employees, officers and directors of such Person.

            "Funding Date" shall mean the date on which on which Borrower shall purchase Senior Notes in accordance with and pursuant to the terms of the Offer.

            "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

            "General Intangibles" shall mean and include all of Borrower's general intangibles, whether now owned or hereafter acquired including, without limitation, all choses in action, causes of action, corporate or other business records, patents, patent rights, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, service marks, service mark applications, goodwill (including any goodwill associated with any trademark or the license of any trademark), copyrights, works which are the subject matter of copyrights, rights in works of authorship, copyright registrations, inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals and operating standards, design rights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, Internet domain names, Internet domain name registrations, software and contract rights relating to software, all claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Receivables by a Customer, all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

            "GMAC CF" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

            "Governmental Body" shall mean any nation or government, any state or other political subdivision thereof or any entity exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

            "Guarantor" shall mean, individually and collectively, Delta Mills Marketing, Inc., a Delaware corporation, and any other Person that at any time executes a Guaranty.

            "Guaranty" shall mean, individually and collectively, each guaranty of the obligations of Borrower executed by a Guarantor in favor of Lenders.

            "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (c) to lease or purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (d) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

            "Hazardous Discharge" shall have the meaning set forth in Section 4.19(d) hereof.

            "Hazardous Substance" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or toxic substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA, Articles 15 and 27 of the New York State Environmental Conservation Law or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

            "Hazardous Wastes" shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

            "Hedging Agreements" means any interest rate protection agreement or foreign currency exchange agreement.

            "Indebtedness" of any Person means (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than (i) trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof and (ii) deferred compensation payable to employees of such Person on a basis generally consistent with past practices) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or commodities agreements not entered into in the ordinary course of such Person's business, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed,
(g) all Guaranty Obligations of such Person, (h) the principal portion of all obligations of such Person under Capital Leases (but not under Operating Leases), (i) all obligations of such Person under Hedging Agreements, (j) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Capital Stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date, (l) the principal portion of all obligations of such Person under synthetic leases and
(m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer.

            "Inventory" shall mean all of Borrower's now owned and hereafter existing or acquired goods, wherever located, which (a) are leased by Borrower as lessor; (b) are held by Borrower for sale or lease or to be furnished under a contract of service; (c) are furnished by Borrower under a contract of service; or (d) consist of raw materials, work in process, finished goods or materials used or consumed in its business, together with all documents of title or other documents representing or relating to any of the foregoing.

            "Inventory Advance Rate" shall have the meaning set forth in Section 2.1(a)(y)(ii) hereof.

            "Inventory Cap" shall mean $15,000,000, it being acknowledged by Borrower that Agent may, in its sole and absolute discretion, modify from time to time the limit on the maximum amount of Revolving Advances made in respect of Eligible Inventory.

            "Investment Property Control Agreement" shall mean an agreement in writing, in form and substance satisfactory to Agent, by and among Agent, Borrower and any securities intermediary, commodity intermediary or other person who has custody, control or possession of any investment property of Borrower acknowledging that such securities intermediary, commodity intermediary or other person has custody, control or possession of such investment property on behalf of Agent, that it will comply with entitlement orders originated by Agent with respect to such investment property, or other instructions of Agent, or (as the case may be) apply any value distributed on account of any commodity contract as directed by Agent, in each case, without the further consent of Borrower and including such other terms and conditions as Agent may require.

            "Lender" and "Lenders" shall have the meaning ascribed to such term in the preamble to this Agreement, including without limitation, GMAC CF in its capacity as Lender, and shall include each Person which is a transferee, successor or assign of any Lender.

            "Letters of Credit" shall have the meaning set forth in Section 2.9 hereof.

            "Letter of Credit Fees" shall have the meaning set forth in Section
3.2 hereof.

            "Leverage Ratio" shall mean, as of the last day of each fiscal quarter of Borrower, the ratio of (a) the average outstanding Funded Indebtedness on the last day of each month of the four consecutive fiscal quarters of Borrower's ending on such date to (b) EBITDA for the four consecutive fiscal quarters of Borrower's ending on such date.

            "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the UCC or comparable law of any jurisdiction.

            "Material Adverse Effect" shall mean a material adverse effect upon
(a) the condition, operations, assets or business of the applicable Person or Persons, (b) Borrower's ability to pay the Obligations in accordance with the terms thereof, (c) the value of the Collateral or (d) the practical realization of the benefits of Lender's rights and remedies under this Agreement and the material Other Documents.

            "Maximum Loan Amount" shall mean $40,000,000.

            "Maximum Revolving Advance Amount" shall mean, as at any time, an amount equal to (a) $40,000,000 minus (b) the sum of (i) the aggregate principal amount of the Term Loans then outstanding and, (ii) prior to the expiration of the Term Loan Commitment Period, an amount equal to the Maximum Term Loan Amount minus the aggregate principal amount of the Term Loans then outstanding.

            "Maximum Term Loan Amount" shall mean $9,000,000.

            "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA.

            "Net Cash Proceeds" shall mean, in connection with sale or disposition of any Collateral, the proceeds thereof in the form of cash and Cash Equivalents of such disposition net of, to the extent applicable, (i) attorneys' fees, accountants' fees, investment banking fees and all other professionals' and advisors' fees, (ii) amounts required to be applied (and actually applied) to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such sale or disposition, including, without limitation, all premiums, penalties, breakage, indemnity, consent fees and similar amounts in connection therewith, and distributions, (iii) all reserves reasonably established by Borrower in respect of post-closing adjustments, payments, indemnities and other contingent liabilities, provided that upon the date upon which such reserve is no longer required to be maintained, the remaining amount of such reserve shall then be deemed Net Cash Proceeds, and
(iv) all other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements).

            "Net Worth" at a particular date, shall mean all amounts which would be included under shareholders' equity on a balance sheet of Borrower on a consolidated basis determined in accordance with GAAP as at such date.

            "Note" or "Notes" shall mean, individually or collectively, the Revolving Credit Note and any Term Loan Notes.

            "Obligations" shall mean and include all loans, indebtedness, liabilities, obligations, covenants and duties of Borrower to Agent and/or Lenders, of every kind, nature and description, arising under or relating to this Agreement, the Other Documents, or the transactions hereunder or relating hereto or under any of the foregoing, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or the Other Documents, whether now existing or hereafter arising, whether arising before, during or after the initial Term or any renewal Term of this Agreement or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, original, renewed or extended, and whether arising directly or acquired from others, and including, without limitation, Lenders' and Agent's fees, charges, commissions, interest, expenses, costs and attorneys' fees chargeable to Borrower under this Agreement, the Other Documents or in connection with any of the foregoing.

            "Offer" shall mean the offer by Borrower to purchase Senior Notes pursuant to that certain Offer to Purchase & Consent Solicitation by Delta Mills, Inc. of 9-5/8% Senior Notes due 2007, dated April 17, 2006, as amended from time to time.

            "Operating Leases" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

            "Original Owner" shall mean Delta Woodside Industries, Inc., and its permitted successors and assigns.

            "Other Documents" shall mean the Notes, the Questionnaire, the Assignment of Factoring Proceeds and any and all other agreements, instruments and documents, including, without limitation, notes, guaranties, pledges, additional security agreements, powers of attorney, consents, and all other writings heretofore, now or hereafter executed by Borrower and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement.

            "Overadvance" shall have the meaning set forth in Section 3.1 hereof.

            "Overadvance Rate" shall mean a per annum rate equal to one-half of one percent (1/2%) in excess of the (a) Revolving Interest Rate, (b) the Term Loan Rate and (c) the Letter of Credit Fees.

            "Parent" of any Person shall mean a corporation or other entity owning, directly or indirectly, at least fifty percent (50%) of the shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person.

            "Payment Office" shall mean initially Agent's office at 1290 Avenue of the Americas, Third Floor, New York, New York; thereafter, such other office of Agent, if any, which it may designate by notice to Borrower to be the Payment Office.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation.

            "Permitted Encumbrances" shall mean (a) Liens in favor of Agent for itself and the ratable benefit of Lenders; (b) Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Borrower; provided, that the Lien shall have no effect on the priority of the Liens in favor of Agent or the value of the assets in which Agent has such a Lien and a stay of enforcement of any such Lien shall be in effect; (c) Liens disclosed in the financial statements referred to in Section 5.5, the existence of which Agent has consented to in writing; (d) deposits or pledges of cash to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (e) deposits or pledges of cash to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of Borrower's business; (f) judgment Liens that have been stayed or bonded and mechanics', workers', materialmen's or other like Liens arising in the ordinary course of Borrower's business with respect to obligations which are not due or which are being contested in good faith by Borrower; (g) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof; provided that (x) any such lien shall not encumber any other property of Borrower and (y) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount provided for in Section 7.6; (h) other Liens incidental to the conduct of Borrower's business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from Lender's rights in and to the Collateral or the value of Borrower's property or assets or which do not materially impair the use thereof in the operation of Borrower's business; (i) Liens granted to Factor under the Factoring Agreement, and (j) Liens disclosed on Schedule 1.2.

            "Person" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

            "Plan" shall mean any employee benefit plan within the meaning of
Section 3(3) of ERISA, maintained for employees of Borrower or any member of the Controlled Group or any such Plan to which Borrower or any member of the Controlled Group is required to contribute on behalf of any of its employees.

            "Prepayment Date" shall have the meaning set forth in Section 13.1 hereof.

            "Prime Rate" shall mean the prime commercial lending rate of the Bank as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by the Bank as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers of the Bank.

            "Pro Forma Balance Sheet" shall have the meaning set forth in
Section 5.5(a) hereof.

            "Pro Forma Financial Statements" shall have the meaning set forth in
Section 5.5(b) hereof.

            "Projections" shall have the meaning set forth in Section 5.5(b) hereof.

            "Purchasing Lender" shall have the meaning set forth in Section 15.3(c) hereof.

            "Questionnaire" shall mean the Questionnaire and the responses thereto provided by Borrower and delivered to Agent.

            "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq., as same may be amended from time to time.

            "Real Property" shall mean all of Borrower's right, title and interest in and to its existing and future owned or leased real property.

            "Receivables" shall mean all of the following now owned or hereafter arising or acquired property of Borrower: (a) all Accounts; (b) all amounts at any time payable to Borrower in respect of the sale or other disposition by Borrower or any Account or other obligation for the payment of money; (c) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (d) all payment intangibles of Borrower and other contract rights, chattel paper, instruments, notes, and other forms of obligations owing to Borrower, whether from the sale and lease of goods or other property, licensing of any property (including General Intangibles), rendition of services or from loans or advances by Borrower, or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of Borrower) or otherwise associated with any Accounts, Inventory or General Intangibles of Borrower (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to Borrower in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to Borrower from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which Borrower is beneficiary).

            "Records" shall mean all of Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person).

            "Releases" shall have the meaning set forth in Section 5.7(c)(i) hereof.

            "Reportable Event" shall mean a reportable event described in
Section 4043(b) of ERISA or the regulations promulgated thereunder.

            "Required Lenders" shall mean Lenders holding at least fifty-one percent (51%) of the Advances.

            "Reserves" shall mean (a) the Term Loan Reserve, and (b) the sum, from time to time, of all ineligible Receivables, ineligible Inventory, disputes, deductions, allowances, credits, retention, standby and documentary Letters of Credit, airway releases, steamship guarantees, and any other offsets asserted or granted and such additional reserves, including, without limitation, reserves in respect any existing or future Obligations due or to become due, the Collateral, results of operations, changes in business plan or performance, as are deemed appropriate in Agent's sole discretion. The Reserves may be increased or decreased by Agent at any time and from time to time in the exercise of its reasonable discretion. Borrower consents to any such increases or decreases and acknowledges that increasing the Reserves may limit or restrict Advances requested by Borrower.

            "Revolving Advances" shall mean all Advances made other than Term Loans and Letters of Credit.

            "Revolving Credit Notes" shall have the meaning set forth in Section 2.1(a) hereof.

            "Revolving Interest Rate" shall mean at any time and from time to time, an interest rate per annum equal to the sum of the Prime Rate plus two and seventy-five hundredths percent (2.75%).

            "Senior Notes" shall mean, individually and collectively, any one of the 9 5/8% Notes due 2007 issued by Borrower in favor of the Senior Noteholders pursuant to the Senior Note Indenture (including, without limitation, the exchange of Senior B Notes for Senior A Notes thereunder) as such Senior Notes may be amended, modified, restated or supplemented and in effect from time to time.

            "Senior Note Indenture" shall mean that certain Indenture dated as of August 25, 1997 by and among Borrower, Delta Mills Marketing, Inc. and The Bank of New York, in its capacity as trustee for the Senior Noteholders, as the same may be amended, modified, restated or supplemented and in effect from time to time.

            "Senior Noteholder" shall mean any one of the holders from time to time of the Senior Notes.

            "Settlement Date" shall mean the Closing Date and thereafter Wednesday of each week unless such day is not a Business Day in which case it shall be the next succeeding Business Day.

            "Subsidiary" shall mean a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

            "Subsidiary Stock" shall mean all of the capital stock of any now existing or hereafter organized Subsidiary of Borrower.

            "Term" shall mean the Closing Date through May ___, 2009.

            "Term Loan Collateral" shall mean all Collateral except for those items and types that are described in clause (vii) of the definition of "Permitted Liens" in Section 1.01 of the Senior Note Indenture.

            "Term Loan Commitment Period" shall mean the Funding Date through the earlier of (a) the date on which Borrower has repurchased all of the outstanding Senior Notes and (b) March 31, 2007.

            "Term Loan Note" shall have the meaning set forth in Section 2.4(b).

            "Term Loan Rate" shall mean an interest rate per annum equal to the sum of the Prime Rate plus four percent (4.00%).

            "Term Loan Reserve" shall mean:

            (a) in the event that Borrower does not (i) obtain the consents required to amend the Senior Note Indenture in accordance with Section 6.8 hereof or (ii) consummate the Offer, an amount equal to the aggregate outstanding principal amount of the Term Loans; and

            (b) upon (i) receipt of the consents required to amend the Senior
Note Indenture in accordance with Section 6.8 hereof and (ii) the consummation of the Offer, an amount equal to (x) the aggregate principal amount of the Term Loans then outstanding, minus (y) the Value of the Term Loan Collateral, to the extent that such amount is greater than zero.

            "Term Loans" shall have the meaning set forth in Section 2.4(a), and "Term Loan" means each such Advance.

            "Termination Date" shall mean the earlier of (a) the last day of the Term and (b) the day on which this Agreement is terminated as herein provided.

            "Termination Event" shall mean (a) a Reportable Event with respect to any Plan or Multiemployer Plan; (b) the withdrawal of Borrower or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (c) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (d) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (e) any event or condition (i) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower or any member of the Controlled Group from a Multiemployer Plan.

            "Toxic Substance" shall mean and include any material present on the Real Property which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act
(TSCA), 15 U.S.C. Sections 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. "Toxic Substance" includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

            "Transactions" shall have the meaning set forth in Section 5.5(a) hereof.

            "Transferee" shall have the meaning set forth in Section 15.3(b) hereof.

            "Value of Term Loan Collateral" shall mean a value for the purposes of making Advances against the Term Loan Collateral, as determined by Agent in its sole discretion, based upon advance formulas established by Agent against the appraised value of the Term Loan Collateral, after taking into consideration the results of appraisals, environmental reports and other information received or required by Agent with respect to such Term Loan Collateral. As of the Funding Date, the Value of Term Loan Collateral established by Agent is $6,400,000, which Value of Term Loan Collateral may be adjusted by Agent from time to time, upon notice to Borrower, based upon (i) subsequent sales or other dispositions of Term Loan Collateral as permitted hereunder; (ii) the receipt by Agent of environmental reports, in form and content and prepared by an environmental engineer acceptable to Agent, with respect to Borrower's Real Properties commonly referred to as Delta Plant No. 2 and Delta Plant No. 3, the results of which reports shall be satisfactory to Agent in all respects, and (iii) such other appraisals, environmental reports or other information received by Agent affecting the Value of Term Loan Collateral, as determined by Agent, in its sole discretion.

            "Week" shall mean the time period commencing with a Wednesday and ending on the following Tuesday.

            "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Agent may otherwise determine).

            "Undrawn Availability" shall mean for any given date, the sum of (a) the lesser of the Maximum Revolving Advance Amount and the Formula Amount minus
(b) the sum of (i) the aggregate outstanding Advances (other than the Term Loans) on such date plus (ii) the aggregate amount of Borrower's accounts payable which are thirty (30) days or more past due on such date.

            1.3 Uniform Commercial Code Terms. All terms used herein and defined in the UCC shall have the meaning given therein unless otherwise defined herein.

            1.4 Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements, including, without limitation, references to any of the Other Documents shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof. All references to the term "good faith" used herein when applicable to Agent or any Lender shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned. Borrower shall have the burden of proving any lack of good faith on the part of Agent or any Lender alleged by Borrower at any time.

SECTION 2. ADVANCES, PAYMENTS

            2.1 Total Revolving Advances.

            (a) Subject to the terms and conditions set forth in this Agreement, including, without limitation, Sections 2.1(b) and 2.1(c), each Lender, severally and not jointly, shall make Revolving Advances to Borrower in aggregate amounts outstanding at any time not greater than such Lender's Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount, less the aggregate undrawn amount of outstanding Letters of Credit, and (y) an amount equal to the sum of:

                  (i) up to ninety percent (90%), subject to the provisions of
Section 2.1(b) hereof (the "Accounts Advance Rate"), of Eligible Accounts; plus

                  (ii) the lesser of (A) up to fifty percent (50%), subject to the provisions of Section 2.1(b) hereof (the "Inventory Advance Rate", and, together with the Accounts Advance Rate, the "Advance Rates"), of the value of Eligible Inventory and (B) the Inventory Cap; minus

                  (iii) the aggregate undrawn amount of outstanding Letters of Credit; minus

                  (iv) Reserves, minus

                  (v) the Availability Block.

      The amount derived from the sum of 2.1(a)(y)(i), plus 2.1(a)(y)(ii), minus 2.1(a)(y)(iii), minus 2.1(a)(y)(iv) and minus 2.1(a)(y)(v) at any time and from time to time shall be referred to herein as the "Formula Amount". The Revolving Advances made by each Lender shall be evidenced by the secured promissory note payable to the order of each such Lender substantially in the form attached hereto as Exhibit 2.1(a) (collectively, "Revolving Credit Notes"), appropriately completed, in a principal amount equal to the Maximum Revolving Advance Amount multiplied by such Lender's Commitment Percentage. Borrower may from time to time borrow, repay and re-borrow under this Section 2.1 without penalty or premium.

            (b) Anything to the contrary in this Section 2.1 notwithstanding, Agent shall have the right, without declaring an Event of Default, to reduce Advance Rates or amend or establish Reserves in such amounts, and with respect to such matters, as Agent in its sole discretion shall deem necessary or appropriate, including, without limitation, with respect to (i) sums that Borrower is required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and have failed to pay under any Section of this Agreement or any Other Document, (ii) as determined by Agent in its sole discretion based on noncompliance with the covenants set forth in Section 6 and Section 7, or (iii) amounts owing by Borrower to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any existing Permitted Encumbrance set forth on Schedule 1.2 which is specifically identified thereon as entitled to have priority over Agent's Liens), which Lien or trust, in the sole discretion of Agent likely would have a priority superior to Agent's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral.

            (c) Agent shall have no obligation to make additional Advances (other than the Term Loans) hereunder to the extent such additional Advances would be Overadvances or cause the aggregate balance of Revolving Advances plus the aggregate face amount of Letters of Credit outstanding at any time to exceed the Maximum Revolving Advance Amount. Notwithstanding anything to the contrary set forth herein, in no event shall the aggregate outstanding amounts of Revolving Advances, Letters of Credit and Term Loans exceed the Maximum Loan Amount.

            2.2 Procedure for Borrowing. Borrower may notify Agent prior to 11:00 a.m. on a Business Day of a Borrower's request to incur, on that day, a Revolving Advance hereunder. Subject to the satisfaction of the conditions set forth in Section 8.3, in the event Borrower desires a Term Loan (other than any initial Term Loan made on the Funding Date) during the Term Loan Commitment Period, Borrower shall give Agent at least five (5) Business Days prior written notice. Any such request shall indicate the amount of the requested Advance. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Agent or any Lender, or with respect to any other Obligation, become due, same shall be deemed a request for a Revolving Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Agent or any Lender, and such request shall be irrevocable.

            2.3 Disbursement of Advance Proceeds. All Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrower to Agent or Lenders, shall be charged to Borrower's account on Agent's books. During the Term, Borrower may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions of this Agreement. The proceeds of each Revolving Advance requested by Borrower or deemed to have been requested by Borrower under Section 2.2 hereof shall, with respect to requested Revolving Advances to the extent Lenders make such Revolving Advances, be made available to Borrower on the day so requested by way of credit to Borrower's operating account at Wachovia Bank, account number 2079900431737, entitled ["Master Account for Delta Mills, Inc."], or such other bank as Borrower may designate following notification to Agent, in federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested by Borrower, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request.

      2.4 Term Loans.

            (a) Subject to the terms and conditions set forth in this Agreement, including, without limitation, Section 8.3 hereof, each Lender, severally and not jointly, agrees to make Advances to Borrower from time to time during the Term Loan Commitment Period, at Borrower's request, to finance Borrower's purchase of Senior Notes (the "Term Loans"), in the sum equal to such Lender's Commitment Percentage of an amount not to exceed the net cost of such Senior Notes purchased by Borrower (which shall be exclusive of fees and expenses relating to any such purchase); provided, that the total amount of the outstanding Term Loans shall not exceed the Maximum Term Loan Amount. Once repaid, a Term Loan may not be reborrowed.

            (b) Each Advance constituting a Term Loan shall be repaid in equal monthly principal installments (together with all accrued but unpaid interest thereon), commencing on the first Business Day of the calendar month immediately following the making of such Advance and thereafter on the first Business Day of each consecutive calendar month, in monthly principal amounts commensurate with a sixty (60) month amortization schedule; provided, however, that the entire aggregate outstanding principal balance of all Term Loans, and all accrued but unpaid interest thereon, shall be due and payable on the Termination Date and shall be subject to acceleration upon the occurrence and continuation of an Event of Default under this Agreement in accordance with

Section 11.1 or termination of this Agreement pursuant to Section 13.1. Each Lender's Commitment Percentage of the Term Loans shall be evidenced by, and shall be subject to, the terms of one or more secured promissory notes, in substantially the form attached hereto as Exhibit 2.4(b) (each, a "Term Loan Note"). Borrower shall be entitled to prepay Term Loans in whole or in part, at any time without premium or penalty (any such prepayment to be accompanied by all interest accrued but unpaid on the principal amount being prepaid); provided, that such prepayment would not result in the occurrence of any Default or Event of Default.

            2.5 Maximum Revolving Advances. The aggregate balance of Revolving Advances plus the aggregate face amount of Letters of Credit outstanding at any time shall not exceed the lesser of (a) Maximum Revolving Advance Amount and (b) the Formula Amount.

            2.6 Repayment of Revolving Advances.

            (a) The Revolving Advances shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided.

            (b) Agent agrees to credit Borrower's account as of the Business Day on which Agent receives the proceeds of Receivables remitted to Agent by Factor from time to time. With respect to all other items of payment received by Agent, such items of payment shall be applied by Agent on account of the Obligations upon confirmation to Agent by the Blocked Account bank or Depository Account bank, as provided for in Section 4.15(h) hereof, that such items of payment have been collected in good funds and finally credited to Agent's account. Agent is not, however, required to credit Borrower's account for the amount of any item of payment which is unsatisfactory to Agent and Agent may also charge Borrower's account for the amount of any item of payment which is returned to Agent unpaid.

            (c) All payments of principal, interest and other amounts payable hereunder, or under any of the related agreements shall be made to Agent for itself and the other Lenders at the Payment Office not later than 1:00 P.M. (New York Time) on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Agent. Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrower's account or by making Revolving Advances as provided in Section 2.2 hereof.

            (d) Borrower shall pay principal, interest, and all other amounts payable hereunder, or under any Other Documents, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

            (e) Provided that no Revolving Advances are then outstanding and provided further that no Event of Default has occurred and is continuing, Agent shall remit to an operating account of Borrower, as directed by Borrower, all credit balances of Borrower in good and collected funds.

            2.7 Repayment of Excess Advances. The aggregate balance of Advances (other than Term Loans) outstanding at any time in excess of the lesser of the Maximum Revolving

Advance Amount and the Formula Amount shall be immediately due and payable without the necessity of any notice demand or other formality, at the Payment Office, whether or not a Default or Event of Default has occurred.

            2.8 Statement of Account. Agent shall maintain, in accordance with its customary procedures, a loan account in the name of Borrower in which shall be recorded the date and amount of each Advance made by Lenders and the date and amount of each payment in respect thereof; provided, however, the failure by Agent to record the date and amount of any Advance shall not adversely affect Agent or any Lender. Each month, Agent shall send to Borrower a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Lenders and Borrower during such month. The monthly statements shall be deemed correct and binding upon Borrower in the absence of manifest error and shall constitute an account stated between Lenders and Borrower unless Agent receives a written statement of Borrower's specific exceptions thereto within thirty (30) days after such statement is received by Borrower. The records of Agent with respect to the loan account shall be prima facie evidence of the amounts of Advances and other charges thereto and of payments applicable thereto.

            2.9 Letters of Credit. Subject to the terms and conditions hereof, Agent shall issue or cause the issuance of Letters of Credit ("Letters of Credit") on behalf of Borrower; provided, however, that Agent will not be required to issue or cause to be issued any Letters of Credit to the extent that the face amount of such Letters of Credit would then cause sum of the outstanding Revolving Advances plus the outstanding Letters of Credit (with the requested Letter of Credit being deemed to be outstanding for purposes of this calculation) to exceed the lesser of (x) the Maximum Revolving Advance Amount or
(y) the Formula Amount. Notwithstanding anything to the contrary contained herein, the maximum amount of outstanding Letters of Credit shall not exceed $2,000,000 in the aggregate at any time. All disbursements or payments related to Letters of Credit shall be deemed to be Revolving Advances and shall bear interest at the Revolving Interest Rate; Letters of Credit that have not been drawn upon shall not bear interest but shall be subject to payment of the Letter of Credit Fees.

            2.10 Issuance of Letters of Credit.

            (a) Borrower may request Agent to issue or cause the issuance of a Letter of Credit by delivering to Agent at the Payment Office, Bank's standard form of Letter of Credit Application (the "Letter of Credit Application") completed to the satisfaction of Agent and Bank; and, such other certificates, documents and other papers and information as Agent and Bank may reasonably request. Each Letter of Credit shall be either (x) a standby Letter of Credit issued to support the obligations (including pension or insurance obligations), contingent or otherwise, of Borrower or any of its subsidiaries, or (y) a commercial Letter of Credit in respect of the purchase of goods or services by Borrower or any of its subsidiaries in the ordinary course of business.

            (b) Each Letter of Credit shall, among other things, provide for the payment of sight drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and have an expiry date not later than one (1) year after such Letter of Credit's date of issuance and in no event later than the last day of the Term. Each

Letter of Credit Application and each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments or revision thereof and, to the extent not inconsistent therewith, the laws of the State of New York.

            2.11 Requirements For Issuance of Letters of Credit.

            (a) In connection with the issuance of any Letter of Credit, Borrower shall indemnify, save and hold Agent and each Lender harmless from any loss, cost, expense or liability, including, without limitation, payments made by Agent and any Lender, and expenses and reasonable attorneys' fees incurred by Agent or any Lender arising out of, or in connection with, any Letter of Credit to be issued or created for Borrower. Borrower shall be bound by Agent's or any issuing or accepting bank's regulations and good faith interpretations of any Letter of Credit issued or created for its account, although this interpretation may be different from its own; and, neither Agent nor any Lender, the bank which opened the Letter of Credit, nor any of its correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following Borrower's instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit, except for Agent's or such Lender's or such correspondents' own willful misconduct.

            (b) Borrower shall authorize and direct any bank which issues a Letter of Credit to name Borrower as the "Account Party" therein and to deliver to Agent all instruments, documents, and other writings and property received by the bank pursuant to the Letter of Credit and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit, the application therefor or any acceptance thereunder.

            (c) In connection with all Letters of Credit issued or caused to be issued by Agent under this Agreement, Borrower hereby appoints Agent, or its designee, as its attorney, with full power and authority to sign and/or endorse Borrower's name upon any warehouse or other receipts, letter of credit applications and acceptances; to sign Borrower's name on bills of lading; to clear Inventory through the United States of America Customs Department ("Customs") in the name of Borrower or Agent or Agent's designee, and to sign and deliver to Customs officials powers of attorney in the name of Borrower for such purpose; and to complete in Borrower's name or Agent's name, or in the name of Agent's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Agent nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Agent's or its attorney's own willful misconduct. This power, being coupled with an interest, is irrevocable during the Term and as long thereafter as any Letters of Credit remain outstanding.

            (d) Each Lender shall be deemed to have irrevocably purchased an undivided participation in Agent's credit support enhancement provided to the issuing bank of any Letter of Credit and each Revolving Advance made as a consequence of the issuance of a Letter of Credit and all disbursements thereunder in an amount equal to such Lender's applicable Commitment Percentage multiplied by the outstanding amount of the Letters of Credit and disbursements thereunder. In the event that at the time a disbursement under a Letter of Credit is made the unpaid balance of Revolving Advances exceeds or would exceed, with the making of such disbursement, the lesser of the Maximum Revolving Advance Amount or the Formula Amount, and such disbursement is not reimbursed by Borrower within two (2) Business Days, Agent shall promptly notify each Lender and upon Agent's demand each Lender shall pay to Agent such Lender's pro rata share of such unreimbursed disbursement together with such Lender's pro rata share of Agent's unreimbursed costs and expenses relating to such unreimbursed disbursement. Upon receipt by Agent of a repayment from Borrower of any amount disbursed under a Letter Credit by Agent for which Agent had already been reimbursed by Lenders, Agent shall deliver to each Lender that Lender's pro rata share of such repayment. Each Lender's participation commitment shall continue until the last to occur of any of the following events: (A) Agent ceases to be obligated to issue Letters of Credit hereunder; (B) no Letter of Credit issued hereunder remains outstanding and uncancelled or (C) all Persons (other than Borrower) have been fully reimbursed for all payments made under or relating to Letters of Credit.

            2.12 Additional Payments. Any sums expended by Agent or any Lender due to Borrower's failure to perform or comply with its Obligations under this Agreement or any of the Other Documents including, without limitation, Borrower's obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1 hereof, may be charged to Borrower's account as a Revolving Advance, shall bear interest at the Revolving Interest Rate and shall be added to the Obligations.

            2.13 Manner of Borrowing and Payment.

            (a) Each borrowing of Revolving Advances and each Term Loan shall be advanced according to the applicable Commitment Percentages of Lenders.

            (b) Each payment (including each prepayment and the proceeds of Receivables remitted to Agent by Factor) by Borrower on account of the principal of and interest on the Revolving Advances, shall be applied to the Revolving Advances pro rata according to the applicable Commitment Percentages of Lenders. Each payment (including each prepayment) by Borrower on account of the principal of the Term Loans, shall be applied to the Term Loans pro rata according to the Commitment Percentage of Lenders. Except as expressly provided herein, all payments (including prepayments and the proceeds of Receivables remitted to Agent by Factor) to be made by Borrower on account of principal, interest and fees shall be made without set off or counterclaim and shall be made to Agent on behalf of the Lenders to the Payment Office, in each case on or prior to 1:00 P.M., New York time, in Dollars and in immediately available funds.

            (c) (i) Notwithstanding anything to the contrary contained in Sections 2.13(a) and (b) hereof, commencing with the first Business Day following the Closing Date, each borrowing of Revolving Advances shall be advanced by Agent and each payment by Borrower on account of Revolving Advances shall be applied first to those Revolving Advances made by Agent. On or before 1:00 P.M., New York time, on each Settlement Date commencing with the first Settlement Date following the Closing Date, Agent and Lenders shall make certain payments as follows: (1) if the aggregate amount of new Revolving Advances made by Agent during the preceding Week (if any) exceeds the aggregate amount of repayments applied to outstanding Revolving Advances during such preceding Week, then each Lender shall provide Agent with funds in an amount equal to its applicable Commitment Percentage of the difference between
(x) such Revolving Advances and (y) such repayments and (2) if the aggregate amount of repayments applied to outstanding Revolving Advances during such Week exceeds the aggregate amount of new Revolving Advances made during such Week, then Agent shall provide each Lender with funds in an amount equal to its applicable Commitment Percentage of the difference between (x) such repayments and (y) such Revolving Advances.

                  (ii) Each Lender shall be entitled to earn interest at the Revolving Interest Rate on outstanding Advances which it has funded.

                  (iii) Promptly following each Settlement Date, Agent shall submit to each Lender a certificate with respect to payments received and Advances made during the Week immediately preceding such Settlement Date. Such certificate of Agent shall be conclusive in the absence of manifest error.

            (d) If any Lender or any Transferee (a "benefited Lender") shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned in cash, to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lender's Advances may exercise all rights of payment (including, without limitation, rights of set off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

            (e) Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender that such Lender will not make the amount which would constitute its applicable Commitment Percentage of the Advances available to Agent, Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to Agent and, in reliance upon such assumption, make available to Borrower a corresponding amount. Agent will promptly notify Borrower of its receipt of any such notice from a Lender. If such amount is made available to Agent on a date after a Settlement Date, such Lender shall pay to Agent on demand an amount equal to the product of (i) the daily average Federal Funds Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent times (ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to Agent. A certificate of Agent submitted to any Lender with respect to any amounts owing under this paragraph (e) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to Agent by such Lender within three (3) Business Days after such

Settlement Date, Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum then applicable to such Revolving Advances hereunder, on demand from Borrower; provided, however, that Agent's right to such recovery shall not prejudice or otherwise adversely affect Borrower's rights (if any) against such Lender.

            2.14 Mandatory Prepayments. In the event that (a) Borrower sells or otherwise disposes of any Collateral, other than (i) as permitted under Section
4.3 hereof and (ii) sales or dispositions of Collateral that result in less than $50,000 of aggregate Net Cash Proceeds to Borrower during any fiscal year, (b) Borrower or any of its Subsidiaries issues any Capital Stock for cash or cash equivalents or (c) Borrower consummates the contemplated sales of approximately 60 acres of excess land at Borrower's Beattie plant and of Borrower's Cypress and Pamplico plants, Borrower shall repay the Advances in an amount equal to the Net Cash Proceeds of such sale or disposition, such repayments to be made promptly but in no event more than three (3) Business Days following receipt of such Net Cash Proceeds, and until the date of payment, such proceeds shall be held in trust for Agent. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. The Advance repayments required by the first sentence of this Section 2.14 shall be applied in the order determined by Agent in its sole discretion.

            2.15 Use of Proceeds. Borrower shall apply the proceeds of Revolving Advances to (a) provide for its ongoing working capital including letters of credit; (b) pay fees and expenses relating to this transaction; and (c) provide for its general corporate purposes. Borrower shall apply the proceeds of Term Loans to provide funds for the purchase of Senior Notes as permitted under
Section 2.4 hereof.

            2.16 Defaulting Lender.

            (a) Notwithstanding anything to the contrary contained herein, in the event any Lender (x) has refused (which refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its portion of any Advance or (y) notifies either Agent or Borrower that it does not intend to make available its portion of any Advance (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement) (each, a "Lender Default"), all rights and obligations hereunder of such Lender (a "Defaulting Lender") as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.16 while such Lender Default remains in effect.

            (b) Advances shall be incurred pro rata from Lenders (the "Non-Defaulting Lenders") which are not Defaulting Lenders based on their respective Commitment Percentages, and no Commitment Percentage of any Lender or any pro rata share of any Advances required to be advanced by any Lender shall be increased as a result of such Lender Default. Amounts received in respect of principal of any type of Advances shall be applied to reduce the applicable Advances of each Lender pro rata based on the aggregate of the outstanding Advances of that type of all Lenders at the time of such application; provided, that such amount shall not be applied to any Advances of a Defaulting Lender at any time when, and to the extent that, the aggregate amount of Advances of any Non-Defaulting Lender exceeds such Non-Defaulting Lender's Commitment Percentage of all Advances then outstanding.

            (c) A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents. All amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of "Required Lenders", a Defaulting Lender shall be deemed not to be a Lender and not to have Advances outstanding.

            (d) Other than as expressly set forth in this Section 2.16, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.16 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

            (e) In the event a Defaulting Lender retroactively cures to the satisfaction of Agent the breach which caused a Lender to become a Defaulting Lender, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender under this Agreement.

SECTION 3. INTEREST AND FEES

            3.1 Interest. Interest on Advances shall be payable in arrears on the last day of each month. Interest charges shall be computed on the actual principal of Advances outstanding during the month at a rate per annum equal to
(i) with respect to Revolving Advances, the Revolving Interest Rate and (ii) with respect to Term Loans, the Term Loan Rate. Whenever, subsequent to the date of this Agreement, the Prime Rate is increased or decreased, the Revolving Interest Rate and the Term Loan Rate shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Prime Rate during the time such change or changes remain in effect. In the event that the aggregate outstanding amount of all Revolving Advances exceeds the lesser of the Maximum Revolving Advance Amount and the Formula Amount for five
(5) or more days in any month during the Term (such excess, an "Overadvance"), the average daily balance of all Advances and other amounts charged or chargeable to Borrower's account for such month shall bear interest at the Overadvance Rate. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the Obligations shall bear interest at the Default Rate.

            3.2 Letter of Credit Fees.

            (a) Borrower shall pay to (i) Agent for the ratable benefit of Lenders a fee computed at a rate of one-eighth of one percent (1/8%) per month on the outstanding face amount of Letters of Credit during such month and (ii) Agent, fees and charges customarily charged by Agent for bank fees and charges payable in connection with Letters of Credit as in effect from time to time (the "Letter of Credit Fees"). Such fees and charges shall be payable (x) in the case of any Letter of Credit (which is not a standby Letter of Credit), on its opening, (y) in the case of a standby Letter of Credit, (1) monthly thereafter in advance and (2) upon each increase in the outstanding amount thereof, and (z) in the case of any Letter of Credit that is not a standby Letter of Credit, at the time of each increase in face amount thereof. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in Bank's prevailing charges for that type of transaction. All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

            (b) Upon termination of this Agreement or upon the occurrence and continuance of an Event of Default, Borrower will cause cash to be deposited and maintained in an account with Agent, as cash collateral for the ratable benefit of Lenders, in an amount equal to outstanding Letters of Credit, and Borrower hereby irrevocably authorizes Agent, in its discretion, on Borrower's behalf and in Borrower's name, to open such an account and to make and maintain deposits therein, or in an account opened by Borrower, in the amounts required to be made by Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of Borrower coming into Agent's possession at any time. Agent will invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Agent and Borrower mutually agree and the net return on such investments shall be credited to such account and constitute additional cash collateral. Borrower may not withdraw amounts credited to any such account except upon payment and performance in full of all Obligations and termination of this Agreement.

            3.3 Commitment Fee. If, for any month during the Term, the average daily outstanding balance of the Revolving Advances for each day of such month is less than the Maximum Revolving Advance Amount, then Borrower shall pay to Agent, for the ratable benefit of Lenders, a fee equal to the product of (a) the amount by which the Maximum Revolving Advance Amount in effect at such time exceeds such average daily outstanding balance of the Advances multiplied by (b) a rate equal to 0.30% per annum. The commitment fee shall be payable to Agent, for the ratable benefit of Lenders, in arrears on the last day of each month, shall be fully earned as of the last day of the applicable month in which such fee becomes due and shall not be subject to refund, rebate or proration for any reason whatsoever.

            3.4 Computation of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the Revolving Interest Rate during such extension.

            3.5 Collateral Monitoring Fee. Borrower shall pay to Agent, for Agent's own account, on the first day of each month following any month in which Agent performs any collateral monitoring - namely any audit, field examination, collateral analysis or other business analysis, the need for which is to be reasonably determined by Agent and which monitoring is undertaken by Agent or for Agent's benefit - a collateral monitoring fee in an amount equal to Agent's per diem rate then in effect for each person employed to perform such monitoring, plus all reasonable costs and disbursements incurred by Agent in the performance of such examination or analysis (including, without limitation, charges for fees and expenses of outside auditors used by Agent).

            3.6 Facility Fee. On each date that the Lenders make a Term Loan, Borrower shall pay to Agent, for the ratable benefit of the Lenders, a fee in an amount equal to 1% of the principal amount of such Term Loan, which fee shall be fully earned as of such date and shall not be subject to refund, rebate or proration for any reason whatsoever.

            3.7 Administration Fee. Borrower shall pay to Agent, for Agent's own account, on the Closing Date and on the first and second anniversaries of the Closing Date, an administration fee in the amount of $10,000 per year, payable in advance, which fee shall be fully earned as of the date when due and shall not be subject to refund, rebate or proration for any reason whatsoever.

            3.8 Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that Agent or any Lender has received interest and other charges hereunder in excess of the highest rate permissible hereto, such excess amount shall be first applied to any unpaid principal balance owed by Borrower, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate.

SECTION 4. COLLATERAL: GENERAL TERMS

            4.1 Security Interest in the Collateral. To secure the prompt payment and performance to Agent and each Lender of the Obligations, Borrower hereby assigns, pledges and grants to Agent, for itself and the ratable benefit of each Lender, a continuing, exclusive (except for Receivables factored and assigned to Factor) first priority security interest in and to all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located, except that, (a) the security interest in and to the Receivables granted by Borrower to Factor shall be senior to the security interests of Agent in and to such Receivables and (b) the security interest in and to the Term Loan Collateral shall be effective only upon the assignment and pledge thereof and grant of a security interest therein by Borrower in accordance with Section 6.8 hereof. Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent's security interest ("Agent's security interest") and shall cause its financial statements to reflect such security interest.

            4.2 Perfection of Security Interest.

            (a) Borrower irrevocably and unconditionally authorizes Agent (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Agent or its designee as the secured party and Borrower as debtor, as Agent may require, and including any other information with respect to Borrower or otherwise required by Article 9 of the UCC of such jurisdiction as Agent may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Borrower hereby ratifies and approves all financing statements naming Agent or its designee as secured party and Borrower as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Agent prior to the date hereof and ratifies and confirms the authorization of Agent to file such financing statements

(and amendments, if any). Borrower hereby authorizes Agent to adopt on behalf of Borrower any symbol required for authenticating any electronic filing. In no event shall Borrower at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Agent or its designee as secured party and Borrower as debtor. In the event that the description of the collateral in any financing statement naming Agent or its designee as the secured party and Borrower as debtor includes assets and properties of Borrower that do not any time constitute Collateral, whether hereunder, under any of the Other Documents or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by Borrower to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral.

            (b) Borrower does not have any chattel paper (whether tangible or electronic) or instruments as of the date hereof, except as set forth on
Schedule 4.2(b). In the event that Borrower shall be entitled to or shall receive any chattel paper or instrument after the date hereof, Borrower shall promptly notify Agent thereof in writing. Promptly upon the receipt thereof by or on behalf of Borrower (including by any agent or representative), Borrower shall deliver, or cause to be delivered to Agent, all tangible chattel paper and instruments that Borrower may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify, in each case except as Agent may otherwise agree. At Agent's option, Borrower shall, or Agent may at any time on behalf of Borrower, cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner acceptable to Agent with a legend, to be approved by Agent, indicating that the chattel paper or instrument, as applicable, is subject to the security interest of and rights of Agent.

            (c) In the event that Borrower shall at any time hold or acquire an interest in any electronic chattel paper or any "transferable record" (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), Borrower shall promptly notify Agent thereof in writing. Promptly upon Agent's request, Borrower shall take, or cause to be taken, such actions as Agent may reasonably request to give Agent control of such electronic chattel paper under Section 9-105 of the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.

            (d) Borrower does not have any deposit accounts as of the date hereof, except as set forth on Schedule 4.2(d). Borrower shall not, directly or indirectly, after the date hereof open, establish or maintain any deposit account unless each of the following conditions is satisfied: (i) Agent shall have received not less than five (5) Business Days prior written notice of the intention of Borrower to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Agent the name of the account, the owner of the account, the name and address of the bank at which such account is to be opened or established, the individual at such bank with whom Borrower is dealing and the purpose of the account, (ii) the bank where such account is opened or maintained shall be acceptable to Agent, and (iii) on or before the opening of such deposit account, Borrower shall as Agent may specify either (A) deliver to Agent a Deposit Account Control

Agreement with respect to such deposit account duly authorized, executed and delivered by Borrower and the bank at which such deposit account is opened and maintained or (B) arrange for Agent to become the customer of the bank with respect to the deposit account on terms and conditions acceptable to Agent. The terms of this subsection (d) shall not apply to deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower's salaried employees.

            (e) Borrower does not own or hold, directly or indirectly, beneficially or as record owner or both, any investment property, as of the date hereof, or have any investment account, securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the date hereof, in each case except as set forth on Schedule 4.2(e).

                  (i) In the event that Borrower shall be entitled to or shall at any time after the date hereof hold or acquire any certificated securities, Borrower shall promptly endorse, assign and deliver the same to Agent, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify. If any securities now or hereafter acquired by Borrower are uncertificated and are issued to Borrower or its nominee directly by the issuer thereof, Borrower shall immediately notify Agent thereof and shall as Agent may specify, either (A) cause the issuer to agree to comply with instructions from Agent as to such securities, without further consent of Borrower or such nominee, or (B) arrange for Agent to become the registered owner of the securities.

                  (ii) Borrower shall not, directly or indirectly, after the date hereof open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a deposit account) with any securities intermediary or commodity intermediary unless each of the following conditions is satisfied: (A) Agent shall have received not less than five (5) Business Days prior written notice of the intention of Borrower to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Agent the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom Borrower is dealing and the purpose of the account, (B) the securities intermediary or commodity intermediary (as the case may be) where such account is opened or maintained shall be acceptable to Agent, and (C) on or before the opening of such investment account, securities account or other similar account with a securities intermediary or commodity intermediary, Borrower shall as Agent may specify either (1) execute and deliver, and cause to be executed and delivered to Agent, an Investment Property Control Agreement with respect thereto duly authorized, executed and delivered by Borrower and such securities intermediary or commodity intermediary or (2) arrange for Agent to become the entitlement holder with respect to such investment property on terms and conditions acceptable to Agent.

            (f) Borrower is not the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker's acceptance or similar instrument as of the date hereof, except as set forth on Schedule 4.2(f). In the event that Borrower shall be entitled to or shall receive any right to payment under any letter of credit, banker's acceptance or any similar instrument, whether as beneficiary thereof or otherwise after the date hereof, Borrower shall promptly notify Agent thereof in writing. Borrower shall immediately, as Agent may specify, either (i) deliver, or cause to be delivered to Agent, with respect to any such letter of credit, banker's acceptance or similar instrument, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance satisfactory to Agent, consenting to the assignment of the proceeds of the letter of credit to Agent by Borrower and agreeing to make all payments thereon directly to Agent or as Agent may otherwise direct or (ii) cause Agent to become, at Borrower's expense, the transferee beneficiary of the letter of credit, banker's acceptance or similar instrument (as the case may be).

            (g) Borrower does not have any commercial tort claims as of the date hereof, except as set forth on Schedule 4.2(g). In the event that Borrower shall at any time after the date hereof have any commercial tort claims, Borrower shall promptly notify Agent thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such commercial tort claim and
(ii) include the express grant by Borrower to Agent of a security interest in such commercial tort claim (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by Borrower to Agent shall be deemed to constitute such grant to Agent. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of Agent provided in Section 4.2(a) hereof or otherwise arising by the execution by Borrower of this Agreement or any of the Other Documents, Agent is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Agent or its designee as secured party and Borrower as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, Borrower shall promptly upon Agent's request, execute and deliver, or cause to be executed and delivered, to Agent such other agreements, documents and instruments as Agent may require in connection with such commercial tort claim.

            (h) Borrower does not have any goods, documents of title or other Collateral in the custody, control or possession of a third party as of the date hereof, except as set forth on Schedule 4.2(h) and except for goods located in the United States in transit to a location of a Borrower permitted herein in the ordinary course of business of Borrower in the possession of the carrier transporting such goods.

            (i) Borrower shall take any other actions reasonably requested by Agent from time to time to cause the attachment, perfection and first priority of, and the ability of Agent to enforce, the security interest of Agent in any and all of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that Borrower's signature thereon is required therefor, (ii) causing Agent's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral,
(iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, (iv) obtaining the consents and approvals of any Governmental Body or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction.

            4.3 Disposition of Collateral. Borrower will safeguard and protect all Collateral for Agent's general account and make no disposition thereof whether by sale, lease or otherwise except (a) the sale of Inventory in the ordinary course of business, (b) the transfer and/or sale of Receivables to Factor, and (c) dispositions permitted under this Agreement.

            4.4 Preservation of Collateral. In addition to the rights and remedies set forth in Section 11.1 hereof, Agent: (a) may at any time take such steps as Agent deems necessary to protect Agent's security interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at Borrower's premises a custodian who shall have full authority to do all acts necessary to protect Agent's security interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use Borrower's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through Borrower's owned or leased property. Borrower shall cooperate fully with all of Agent's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct. All of Agent's expenses of preserving the Collateral, including any costs, fees and expenses relating to the bonding of a custodian, shall be charged to Borrower's account as a Revolving Advance, shall bear interest at the Revolving Interest Rate and shall be added to the Obligations. Agent shall, at Borrower's request from time to time, provide to Borrower documentation substantiating any costs, fees and expenses charged to Borrower's account under this Section 4.4.

            4.5 Ownership of Collateral. With respect to the Collateral, at the time the Collateral becomes subject to Agent's security interest: (a) Borrower shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of its respective Collateral to Agent; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by Borrower or delivered to Agent or any Lender in connection with this Agreement shall be true and correct in all material respects; (c) all signatures and endorsements of Borrower that appear on such documents and agreements shall be genuine and Borrower shall have full capacity to execute same; and (d) Borrower's Inventory shall be located as set forth on Schedule 4.5 and shall not be removed from such location(s) without the prior written consent of Agent except with respect to the sale of Inventory in the ordinary course of business.

            4.6 Defense of Agent's and Lender's Interests. Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Agent's security interests in the Collateral shall continue in full force and effect. During such period Borrower shall not, without Agent's prior written consent, pledge, sell (except Inventory in the ordinary course of business and Receivables to Factor), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Borrower shall defend Agent's security interests in the Collateral against any and all Persons whatsoever. At any time following demand by Agent for payment of all Obligations, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials. If Agent exercises this right to take possession of the Collateral, Borrower shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral, Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the UCC or other applicable law. Borrower shall, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent's order and if they shall come into Borrower's possession, they, and each of them, shall be held by Borrower in trust as Agent's trustee, and Borrower will immediately deliver them to Agent in their original form together with any necessary endorsement.

            4.7 Books and Records. Borrower shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of the Accountants, as shall then be regularly engaged by Borrower.

            4.8 Financial Disclosure. Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by Borrower at any time during the Term to exhibit and deliver to Agent and each Lender copies of any of Borrower's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to Agent and each Lender any information such accountants may have concerning Borrower's financial status and business operations.

            4.9 Compliance with Laws. Borrower shall comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to its respective Collateral or any part thereof or to the operation of Borrower's business the non-compliance with which could have a Material Adverse Effect on Borrower.

            4.10 Inspection of Premises and Inventory Appraisals.

            (a) At all reasonable times, Agent and each Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from Borrower's books, records, audits, correspondence and all other papers relating to the Collateral and the operation of Borrower's business. Agent, any Lender and their agents may enter upon Borrower's premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of Borrower's business.

            (b) At any time that the amount equal to (i) the lesser of the Maximum Revolving Advance Amount and the Formula Amount minus (ii) the average daily outstanding balance of Advances (other than Term Loans) is less than Five Million Dollars ($5,000,000) for a period of thirty consecutive Business Days, Agent may, at its option, conduct, and Borrower hereby consents to and shall cooperate with an appraisal of Borrower's Inventory by an appraiser acceptable to Agent in its sole and absolute discretion. The cost of such appraisal, including reasonable fees and disbursements of such appraiser, shall be for the account of Borrower and Borrower shall pay any invoice directly delivered to it by such appraiser. To the extent Borrower fails to make any such payment, the amount due to the appraiser shall be an expense payable by Borrower under
Section 15.9 hereof.

            4.11 Insurance. Borrower shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral except to the extent that Factor has assumed and retained the Credit Risk on any Receivable pursuant to the Factoring Agreement. At Borrower's own cost and expense in amounts and with carriers acceptable to Agent, Borrower shall keep all its insurable properties and properties in which Borrower has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to Borrower's including, without limitation, business interruption insurance; maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Borrower is engaged in business; furnish Agent with copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and appropriate loss payable endorsements in form and substance satisfactory to Agent, naming Agent as a co-insured and loss payee as its interests may appear with respect to all insurance coverage referred to above with respect to property in which Agent has an interest and providing (A) that all proceeds thereunder shall be payable to Agent, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be canceled, amended or terminated unless at least thirty (30) days' prior written notice is given to Agent. In the event of any loss thereunder, the carriers named therein hereby are directed by Agent and Borrower to make payment for such loss to Agent and not to Borrower and Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to Borrower and Agent jointly, Agent may endorse Borrower's name thereon and do such other things as Agent may deem advisable to reduce the same to cash. Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a) and (b) above. All loss recoveries received by Agent upon any such insurance may be applied to the Obligations, in such order as Agent in its sole discretion shall determine. Any surplus shall be paid by Agent to Borrower or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Borrower to Agent, on demand.

            4.12 Failure to Pay Insurance. If Borrower fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor for Borrower's account, and charge Borrower's account therefor and such expenses so paid shall be part of the Obligations.

            4.13 Payment of Taxes. Borrower will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon Borrower or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes except that Borrower may contest such taxes, assessments and charges in good faith; provided that Borrower has taken adequate reserves on its books and records for such taxes and has prosecuted such contests in accordance with all applicable tax regulations for appeal. If any Charge by any governmental authority is or may be imposed on or as a result of any transaction between Borrower, Agent and Lenders which Agent or any Lender may be required to withhold or pay or if any Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent's or Lenders' judgment may possibly create a valid Lien on the Collateral, Agent may without notice to Borrower pay the Charges and Borrower hereby indemnifies and holds Agent and each Lender harmless in respect thereof. The amount of any payment by Agent under this Section 4.13 shall be charged to Borrower's account as a Revolving Advance and added to the Obligations and, until Borrower shall furnish Agent and each Lender with an indemnity therefor (or supply Agent with evidence satisfactory to Agent and each Lender that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Borrower's credit and Agent shall retain Agent's security interest in any and all Collateral held by Agent.

            4.14 Payment of Leasehold Obligations. Borrower shall at all times pay, when and as due, its rental obligations under all material leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and, at Agent's reasonable request, will provide evidence of having done so.

            4.15 Receivables.

            (a) Nature of Receivables. Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of Borrower, or work, labor or services theretofore rendered by Borrower as of the date each Receivable is created. Each Receivable shall be due and owing in accordance with Borrower's standard terms of sale for such Customer without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Borrower to Agent.

            (b) Solvency of Customers. Each Customer, to the extent of Borrower's actual knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due or with respect to such Customers of Borrower who are not solvent Borrower has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

            (c) Locations of Borrower. Borrower's chief executive office is located at the address set forth on Schedule 4.15(c) hereto. Until written notice is given to Agent by Borrower of any other office at which Borrower keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

            (d) Collection of Receivables. Subject to the rights of Factor under the Factoring Agreement, until Borrower's authority to do so is terminated by Agent (which notice Agent may give at any time following the occurrence of an Event of Default or a Default or when Agent in its sole discretion deems it to be in Lenders' best interests to do so), Borrower will, at Borrower's sole cost and expense, but on Agent's behalf and for Agent's account, collect as Agent's property and in trust for Agent all amounts received on Receivables, and shall not commingle such collections with Borrower's funds or use the same except to pay Obligations. Borrower shall, upon request, deliver to Agent, the Blocked Account or the Depository Account in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

            (e) Notification of Assignment of Receivables. Subject to the rights of Factor under the Factoring Agreement, and upon the consent of the Factor, Agent shall have the right to send notice of the assignment of, and Agent's security interest in, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. Thereafter, Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Agent's actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrower's account and added to the Obligations.

            (f) Power of Agent to Act on Borrower's Behalf. Subject to the rights of Factor under the Factoring Agreement, Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Borrower hereby constitutes Agent or Agent's designee as Borrower's attorney with power (1) to endorse Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (2) to sign Borrower's name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (3) to send verifications of Receivables to any Customer; (4) to sign Borrower's name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent's security interest in the Collateral and to file same; (5) to demand payment of the Receivables; (6) to enforce payment of the Receivables by legal proceedings or otherwise; (7) to exercise all of Borrower's rights and remedies with respect to the collection of the Receivables and any other Collateral; (8) to settle, adjust, compromise, extend or renew the Receivables; (9) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (10) to prepare, file and sign Borrower's name on a proof of claim in bankruptcy or similar document against any Customer; (11) to prepare, file and sign Borrower's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and (12) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable during the Term and thereafter while any of the Obligations remain unpaid. Agent shall have the right at any time following the occurrence of an Event of Default to change the address for delivery of mail addressed to Borrower to such address as Agent may designate and to receive, open and dispose of all mail addressed to Borrower.

            (g) No Liability. Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom. Subject to the Rights of the Factor under the Factoring Agreement, Agent may, without notice or consent from Borrower, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. Agent is authorized and empowered to accept the return of the goods represented by any of the Receivables, without notice to or consent by Borrower, all without discharging or in any way affecting Borrower's liability hereunder.

            (h) Establishment of a Lockbox Account, Dominion Account. All proceeds of Collateral shall, at the direction of Agent, be deposited by Borrower into a lockbox account, dominion account or such other blocked account ("Blocked Accounts") as Agent may require pursuant to an arrangement with such bank as may be selected by Borrower and be acceptable to Agent. Borrower shall issue to any such bank, an irrevocable letter of instruction directing said bank to transfer such funds so deposited to Agent, either to any account maintained by Agent at said bank or by wire transfer to appropriate account(s) of Agent. All funds deposited in such Blocked Account shall immediately become the property of Agent and Borrower shall obtain the agreement by such bank to waive any offset rights against the funds so deposited. Neither Agent nor any Lender assumes any responsibility for any Blocked Account arrangement, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, Agent may establish depository accounts ("Depository Accounts") in the name of Agent at a bank or banks for the deposit of such funds and Borrower shall deposit all proceeds of Collateral or cause same to be deposited, in kind, in such Depository Accounts of Agent in lieu of depositing same to the Blocked Accounts.

            (i) Adjustments. Borrower will not, without Agent's consent, compromise or adjust any Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances (a) that are customary in the business of Borrower or (b) to which the Factor has consented.

            4.16 Inventory. All Inventory has been, and will be, produced by Borrower in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

            4.17 Maintenance of Equipment. The Equipment material to the conduct of Borrower's business shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved to the extent and in the manner customary for companies in businesses similar to Borrower.

            4.18 Exculpation of Liability. Nothing herein contained shall be construed to constitute Agent or any Lender as Borrower's agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume Borrower's obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by Borrower of any of the terms and conditions thereof.

            4.19 Environmental Matters.

            (a) Borrower shall ensure that the Real Property remains in compliance with all applicable Environmental Laws and shall not place or permit to be placed any Hazardous Substances on any Real Property except as authorized by applicable Environmental Laws.

            (b) Borrower shall establish and maintain a system to assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic reviews of such compliance.

            (c) Borrower shall employ in connection with the use of the Real Property appropriate technology necessary to maintain compliance with any applicable Environmental Laws and dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws. Borrower shall use its best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by Borrower in connection with the transport or disposal of any Hazardous Waste generated at the Real Property.

            (d) If Borrower obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or Borrower's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority") in each case, then Borrower shall promptly, and in any event within ten (10) Business Days, give written notice of same to Agent detailing facts and circumstances of which Borrower is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Agent to protect its security interest in the Collateral and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.

            (e) Borrower shall promptly forward to Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by Borrower to dispose of Hazardous Substances and shall continue to forward copies of material correspondence between Borrower and the Authority regarding such claims to Agent until the claim is settled. Borrower shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge at the Real Property that Borrower is required to file under any Environmental Laws. Such information is to be provided solely to allow Agent to protect Agent's security interest in the Collateral.

            (f) Borrower shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien.

            (g) Promptly upon the written request of Agent, Borrower shall provide Agent, at Borrower's expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge must be acceptable to Agent. If such estimates, individually or in the aggregate, exceed $100,000, Agent shall have the right to require Borrower to post a bond, letter of credit or other security reasonably satisfactory to Agent to secure payment of these costs and expenses. Notwithstanding anything contained in this Section 4.19(g) to the contrary, so long as Borrower has not requested that Agent and the Lenders make any Advances based upon the value, as determined by Agent, of Borrower's Real Properties commonly referred to as Delta Plant No. 2 and Delta Plant No. 3, Agent shall not request any environmental site assessment or environmental audit report as provided in this Section 4.19(g) with respect to such Real Properties.

            (h) Borrower shall defend and indemnify Agent and Lenders and hold Agent, Lenders and their respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by Agent or Lenders under or on account of any Environmental Laws, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Agent or any Lender. Borrower's obligations under this Section 4.19 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. Borrower's obligation and the indemnifications hereunder shall survive the termination of this Agreement.

            (i) For purposes of Section 4.19 and 5.7, all references to Real Property shall be deemed to include all of Borrower's right, title and interest in and to its owned and leased premises.

            4.20 Financing Statements. Except as respects the financing statements filed by Agent and the financing statements described on Schedule 1.2, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

SECTION 5. REPRESENTATIONS AND WARRANTIES

      Borrower represents and warrants to the Agent and each of the Lenders as follows:

            5.1 Authority. Borrower has full power, authority and legal right to enter into this Agreement and the Other Documents and to perform all its Obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and of the Other Documents (a) are within Borrower's corporate powers, have been duly authorized, are not in contravention of law or the terms of Borrower's by-laws, certificate of incorporation or other applicable documents relating to Borrower's formation or to the conduct of Borrower's business or of any material agreement or undertaking to which Borrower is a party or by which Borrower is bound, and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of Borrower under the provisions of any agreement, charter document, instrument, by-law, or other instrument to which Borrower or its property is a party or by which it may be bound.

            5.2 Formation and Qualification.

            (a) Borrower is duly incorporated and in good standing under the laws of Delaware and is qualified to do business and is in good standing in the state of South Carolina which constitutes the only state in which qualification and good standing are necessary for Borrower to conduct its business and own its property and where the failure to so qualify could have a Material Adverse Effect on Borrower. Borrower has delivered to Agent true and complete copies of its certificate of incorporation and by-laws and will promptly notify Agent of any amendment or changes thereto.

            (b) The only Subsidiary of Borrower is Delta Mills Marketing, Inc., a Delaware corporation.

            5.3 Survival of Representations and Warranties. All representations and warranties of Borrower contained in this Agreement and the Other Documents shall be true at the time of Borrower's execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

            5.4 Tax Returns. Borrower's federal tax identification number is 13-2677657. Borrower has filed all federal, state and local tax returns and other reports it is required by law to file through fiscal year 1998 and has paid all taxes, assessments, fees and other governmental charges that are due and payable except for those being contested in good faith in accordance with Section 4.13 of this Agreement. Borrower has not received any notice of audit or investigation with respect to its returns through fiscal year 1998. The provision for taxes on the books of Borrower are adequate for all years not closed by applicable statutes, and for its current fiscal year, and Borrower has no knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

            5.5 Financial Statements.

            (a) The pro forma balance sheets of Borrower on a consolidated basis (the "Pro Forma Balance Sheet") furnished to Agent on the Closing Date reflects the consummation of the transactions contemplated under this Agreement and the Offer (collectively, the "Transactions") and is accurate, complete and correct and fairly reflects the financial condition of Borrower on a consolidated basis as of the Closing Date after giving effect to the Transactions, and has been prepared in accordance with GAAP, consistently applied. The Pro Forma Balance Sheet has been certified as accurate, complete and correct in all material respects by the President or Chief Financial Officer of Borrower. All financial statements referred to in this subsection 5.5(a), including the related schedules and notes thereto, have been prepared, in accordance with GAAP, except as may be disclosed in such financial statements.

            (b) The twelve-month cash flow projections of Borrower on a consolidated basis and its projected balance sheets as of June 3, 2006 (the "Projections"), when furnished to Agent as provided under this Agreement, shall have been prepared by the Chief Financial Officer of Borrower, shall have been based on underlying assumptions which provide a reasonable basis for the projections contained therein and shall reflect Borrower's judgment based on present circumstances of the most likely set of conditions and course of action for the projected period. The cash flow Projections together with the Pro Forma Balance Sheet, are referred to as the "Pro Forma Financial Statements".

            5.6 Corporate Name. Borrower has not been known by any other corporate name in the past five years and does not sell Inventory or perform services under any other name except as set forth on Schedule 5.6, nor has Borrower been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five
(5) years.

            5.7 O.S.H.A. and Environmental Compliance.

            (a) Borrower has duly complied with, and its facilities, business, assets, property, leaseholds and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws; there are no outstanding citations, notices or orders of non-compliance issued to Borrower or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations.

            (b) Except to the extent non-compliance would not have a Material Adverse

Effect, Borrower has been issued all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws.

            (c) To the best of Borrower's knowledge, (i) there are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous Substances at, upon, under or within any Real Property; (ii) except as disclosed on Schedule 5.7, there are no underground storage tanks or polychlorinated biphenyls on the Real Property; (iii) the Real Property has never been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) no Hazardous Substances are present on the Real Property, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of Borrower or of its tenants.

            5.8 Solvency; No Litigation, Violation, Indebtedness or Default.

            (a) From and after the expiration of the Term Loan Commitment Period, Borrower will be solvent, able to pay its debts as they mature, will have capital sufficient to carry on its business and all businesses in which it is about to engage, and (i) from and after the expiration of the Term Loan Commitment Period, the fair present saleable value of its assets, calculated on a going concern basis, will be in excess of the amount of its liabilities and
(ii) from and after the expiration of the Term Loan Commitment Period, the fair saleable value of its assets (calculated on a going concern basis) will be in excess of the amount of its liabilities.

            (b) Except as disclosed in Schedule 5.8(b), Borrower does not have
(i) any pending or threatened, litigation, arbitration, actions or proceedings which involve a reasonable possibility of having a Material Adverse Effect on Borrower, and (ii) any Indebtedness other than the Obligations.

            (c) Borrower is not in violation of any applicable statute, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect on Borrower, nor is Borrower in violation of any order of any court, governmental authority or arbitration board or tribunal.

            (d) Neither Borrower nor any member of the Controlled Group maintains or contributes to any ERISA Plan other than those listed on Schedule 5.8(d) hereto. Except as set forth in Schedule 5.8(d), (i) no Plan has incurred any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived, and Borrower and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan, (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code, (iii) neither Borrower nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of

ERISA to terminate any Plan, (v) at this time, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and neither Borrower nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities, (vi) neither Borrower or any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan, (vii) neither Borrower or any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability, (viii) neither Borrower nor any member of the Controlled Group or any fiduciary of, or any trustee to, any Plan, has engaged in a "prohibited transaction" described in
Section 406 of the ERISA or Section 4975 of the Code or taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA, (ix) Borrower and each member of the Controlled Group has made all contributions due and payable with respect to each Plan, (x) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CFR Section 2615.3 has not been waived, (xi) no Borrower or any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of Borrower and any member of the Controlled Group, and no Borrower or and (xii) during the last three years neither Borrower nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

            5.9 Patents, Trademarks, Copyrights and Licenses. All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, tradenames, assumed names, trade secrets and licenses owned or utilized by Borrower are set forth on Schedule 5.9, are valid and have been duly registered or filed with all appropriate governmental authorities and constitute all of the intellectual property rights which are necessary for the operation of its business; there is no pending or to the knowledge of Borrower threatened challenge to the validity of any such material patent, trademark, copyright, design right, tradename, trade secret or license and Borrower is not aware of any grounds for any challenge, except as set forth in Schedule 5.9 hereto. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, copyright, copyright application and copyright license owned or held by Borrower and all trade secrets used by Borrower consist of original material or property developed by Borrower or was lawfully acquired by Borrower from the proper and lawful owner thereof. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof. With respect to all software used by Borrower, Borrower is in possession of all source and object codes related to each piece of software or is the beneficiary of a source code escrow agreement, each such source code escrow agreement being listed on
Schedule 5.9 hereto.

            5.10 Licenses and Permits. Except as set forth in Schedule 5.10, Borrower (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits could reasonably be expected to have a Material Adverse Effect on Borrower.

            5.11 Default of Indebtedness. Borrower is not in default in the payment of the principal of or interest on any Indebtedness or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

            5.12 No Default. Borrower is not in default in the payment or performance of any of its contractual obligations which default could have a Material Adverse Effect and no Default has occurred.

            5.13 No Burdensome Restrictions. Borrower is not party to any contract or agreement the performance of which could reasonably be expected to have a Material Adverse Effect on Borrower. Except in connection with the Senior Notes, no Borrower has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

            5.14 No Labor Disputes. Borrower is not involved in any labor dispute; there are no strikes or walkouts or union organization of Borrower's employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on Schedule 5.14 hereto.

            5.15 Margin Regulations. Borrower is not engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

            5.16 Investment Company Act. Borrower is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

            5.17 Disclosure. No representation or warranty made by Borrower in this Agreement or in any financial statement, report, certificate or any other document furnished in connection herewith or therewith contains any untrue statement of fact or omits to state any fact necessary to make the statements herein or therein not materially misleading. There is no fact known to Borrower or which reasonably should be known to Borrower which Borrower has not disclosed to Agent in writing with respect to the Transactions which could reasonably be expected to have a Material Adverse Effect on Borrower.

            5.18 Swaps. Borrower is not a party to, nor will it be a party to, any swap agreement whereby Borrower has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited "two-way basis" without regard to fault on the part of either party.

            5.19 Conflicting Agreements. No provision of any material mortgage, indenture, contract, agreement, judgment, decree or order that is binding on Borrower or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

            5.20 Application of Certain Laws and Regulations. Neither Borrower or any Affiliate of Borrower is subject to any statute, rule or regulation which regulates the incurrence of any Indebtedness.

            5.21 Business and Property of Borrower. Upon and after the Closing Date, Borrower does not propose to engage in any business other than the manufacturing, marketing and sale of textiles and related accessories and activities necessary to conduct the foregoing. On the Closing Date, Borrower will own all the property and possess all of the rights and Consents necessary for the conduct of the business of Borrower.

SECTION 6. AFFIRMATIVE COVENANTS

      Borrower shall, until payment in full of the Obligations and termination of this Agreement:

            6.1 Payment of Fees. Pay to Agent when due all fees and expenses which Agent incurs in connection with (a) the forwarding of Advance proceeds and
(b) the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.15(h). Agent may, without making demand, charge the account of Borrower for all such fees and expenses.

            6.2 Conduct of Business and Maintenance of Existence and Assets. (a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including, without limitation, all material licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any material intellectual property right or other right included in the Collateral; (b) keep in full force and effect its existence and comply with the laws and regulations governing the conduct of its business except where noncompliance would reasonably be expected not to have a Material Adverse Effect; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its material rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof.

            6.3 Violations. Promptly notify Agent in writing of any violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to Borrower which might reasonably be expected to have a Material Adverse Effect on Borrower.

            6.4 Government Receivables. Take all steps necessary to protect Agent's interest in the Collateral under the Federal Assignment of Claims Act or other applicable state or local statutes or ordinances and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between Borrower and the United States, any state or any department, agency or instrumentality of any of them.

            6.5 Execution of Supplemental Instruments. Execute and deliver to Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may request, in order that the full intent of this Agreement and the Other Documents may be carried into effect.

            6.6 Payment of Indebtedness. Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and Borrower shall have provided for such reserves as Agent may reasonably deem proper and necessary, subject at all times to any applicable subordination arrangement in favor of Lenders.

            6.7 Standards of Financial Statements. Cause all financial statements referred to in Sections 9.7, 9.8, 9.9, 9.10, 9.11, 9.12 and 9.13 as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

            6.8 Amendment of Senior Notes Indenture; Pledge of Term Loan Collateral. (a) Immediately upon the consummation of the Offer, which consummation shall require that the Senior Noteholders having more than a majority in aggregate principal amount of the outstanding Senior Notes consent thereto, amend the provisions of the Senior Note Indenture which are restrictive of the grant of Liens on Borrower's assets, to permit the pledge of the Term Loan Collateral to Agent, for itself and for the ratable benefit of the Lenders, as security for the Obligations hereunder and (b) immediately thereafter assign, pledge and grant a continuing, exclusive, first priority security interest in the Term Loan Collateral to Agent, for itself and for the ratable benefit of the Lenders, as security for the Obligations hereunder.

            6.9 Financial Covenants.

            (a) EBITDA. Maintain, as of the last day of each fiscal quarter of Borrower in its fiscal year ending July 1, 2007, EBITDA (calculated quarterly on a trailing 12-month basis) of not less than the following:

Fiscal quarter ending on or about September 30, 2006:       $ 2,300,000
Fiscal quarter ending on or about December 31, 2006:        $ 3,600,000
Fiscal quarter ending on or about March 31, 2007:           $ 4,200,000
Fiscal quarter ending on or about June 30, 2007:            $ 4,400,000.

      The failure of Agent and Borrower to execute a written amendment hereto establishing an EBITDA covenant for the period subsequent to Borrower's 2007 Fiscal Year shall constitute an Event of Default hereunder.

            (b) [Intentionally Omitted].

            (c) [Intentionally Omitted].

            6.10 [Intentionally Omitted].

            6.11 Material Contracts. Deliver to Agent, upon Agent's reasonable request from time to time, all material contracts of Borrower, including, without limitation, management contracts, Hedging Agreements, compensation programs, leases, union contracts, labor contracts, vendor supply contracts, lease agreements and any other contracts which in each case are material to the Collateral and/or Borrower's operation and the conduct of its business.

SECTION 7. NEGATIVE COVENANTS

      Borrower shall not, until satisfaction in full of the Obligations and termination of this Agreement:

            7.1 Merger, Consolidation, Acquisition and Sale of Assets.

            (a) Without the prior written consent of Agent (not to be unreasonably withheld or delayed), enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or stock of any Person or permit any other Person to consolidate with or merge with it (except for purchases of Inventory of similar type to that used by Borrower in the ordinary course of its business).

            (b) During the Term, sell, lease, transfer or otherwise dispose of any of its properties or assets, in which the proceeds of such sale, lease or transfer exceeds an aggregate amount of $5,000,000 without the prior written consent of Agent (not to be unreasonably withheld or delayed), except (i) as permitted under Section 4.3 of this Agreement and (ii) the contemplated sales of approximately 60 acres of excess land at Borrower's Beattie plant and of Borrower's Cypress and Pamplico plants, all of which such contemplated sales are hereby consented to by Agent and the Lenders.

            7.2 Creation of Liens. Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.

            7.3 Guarantees. Become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except (a) as disclosed on Schedule 7.3, and (b) the endorsement of checks in the ordinary course of business.

            7.4 Investments. Purchase or acquire obligations or stock of, or any other interest in, any other Person, except (a) obligations issued or guaranteed by the United States of America or any agency thereof; (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating); (c) certificates of time deposit and bankers' acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if
(i) such bank has a combined capital and surplus of at least $500,000,000, or
(ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency; and (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof; and (e) investments disclosed on Schedule 7.4 annexed hereto.

            7.5 Loans. Make advances, loans or extensions of credit to any Person, including without limitation, any Parent, or any Subsidiary or Affiliate that is not a Guarantor except with respect to the extension of commercial trade credit in connection with the sale of Inventory in the ordinary course of its business

            7.6 Capital Expenditures. For each of Borrower's fiscal years, make expenditures, on a consolidated basis, in connection with the maintenance of its capital assets in excess of $15,000,000.

            7.7 Dividends. Declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of Borrower (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of Borrower.

            7.8 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt) except in respect of (a) Obligations to Lenders; (b) Indebtedness incurred for capital expenditures permitted under
Section 7.6 hereof; (c) Indebtedness owing under the Senior Notes; and (d) Indebtedness disclosed on Schedule 7.8 hereof.

            7.9 Nature of Business. Substantially change the nature of the business in which it is presently engaged, nor except as specifically permitted herein purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

            7.10 Transactions with Affiliates. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except transactions in the ordinary course of business, on an arm's-length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate; provided that dealings pursuant to the Management Services Agreement and Income Tax Sharing Agreement with Delta Woodside Industries, Inc. are specifically permitted.

            7.11 Leases. Enter as lessee into any Operating Lease which, after giving effect thereto, would cause Borrower's aggregate annual rental payments for all leased property to exceed $5,000,000 in any one fiscal year.

            7.12 Subsidiaries.

            (a) Form any Subsidiary.

            (b) Enter into any partnership, joint venture or similar arrangement.

            7.13 Fiscal Year and Accounting Changes. Change its fiscal year from the Saturday closest to June 30 or make any change (a) in accounting treatment and reporting practices except as permitted by GAAP or (b) in tax reporting treatment except as permitted by law.

            7.14 Pledge of Credit. Except as permitted by this Agreement, now or hereafter pledge Agent's or any Lender's credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than Borrower's business as conducted on the date of this Agreement.

            7.15 Amendment of Certificate of Incorporation, By-Laws. Amend, modify or waive any term or material provision of its Certificate of Incorporation or By-Laws in any manner adverse to the Agent or the Lenders hereunder or that would affect in any way the perfection of Agent's security interest in the Collateral or the preservation of the Collateral, unless required by law.

            7.16 Compliance with ERISA. (i) (x) Maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any material ERISA Plan that is a defined benefit pension plan, other than those material ERISA Plans disclosed on Schedule 5.8(d), if such maintenance or obligation to contribute would create a material liability for Borrower or the Controlled Group; (ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt "prohibited transaction", as that term is defined in section 406 of ERISA and Section 4975 of the Code where such prohibited transaction would create a material liability for Borrower or the Controlled Group; (iii) incur, or permit any member of the Controlled Group to incur, any "accumulated funding deficiency", as that term is defined in Section 302 of ERISA or Section 412 of the Code; (iv) terminate, or permit any member of the Controlled Group to terminate, any material ERISA Plan that is a defined benefit pension plan where such event could reasonably result in any material ERISA liability of Borrower or any member of the Controlled Group or the imposition of a lien on the property of Borrower or any member of the Controlled Group pursuant to Section 4068 of ERISA; (v) except for payments due at Closing which shall not exceed $100,000, incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (vi) fail promptly to notify Agent of the occurrence of any Termination Event; (vii) fail to comply, or permit a member of the Controlled Group to fail to comply in any material respects, with the requirements of ERISA or the Code or other applicable laws in respect of any material ERISA Plan where such failure could reasonably result in a liability for Borrower or the Controlled Group; (viii) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA.

            7.17 Prepayment of Indebtedness. At any time, directly or indirectly, prepay any Indebtedness (other than to Lenders), or repurchase, redeem, retire or otherwise acquire any Indebtedness of Borrower, except that Borrower may from time to time make prepayments or repurchases in respect of the Senior Notes; provided that, after giving effect to any such prepayment, no Event of Default then exists or would exist and Borrower shall have an Undrawn Availability of not less than $1.00.

            7.18 Management Compensation and Bonuses. Declare, pay or make any bonuses to Borrower's management personnel in cash or Collateral unless, after giving effect to any such payment, no Event of Default exists or would then exist and an Undrawn Availability of at least $1.00 exists or then would exist.

            7.19 Consummation of the Offer. Consummate the Offer unless the Senior Noteholders having more than a majority in aggregate principal amount of the outstanding Senior Notes consent to amend the provisions of the Senior Note Indenture which are restrictive of the grant of Liens on Borrower's assets, to permit the pledge of the Term Loan Collateral to Agent, for itself and for the ratable benefit of the Lenders, as security for the Obligations hereunder.

SECTION 8. CONDITIONS PRECEDENT

            8.1 Conditions to Initial Advances. The agreement of Lenders to make the Advances requested to be made on the Closing Date or the Funding Date, as applicable, is subject to the satisfaction, or waiver by Lenders, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

            (a) Notes. Agent shall have received the Notes duly executed and delivered by an authorized officer of Borrower;

            (b) Filings, Registrations and Recordings. Each document (including, without limitation, any UCC financing statement) required by this Agreement, or any Other Document required under law or reasonably requested by the Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

            (c) Corporate Proceedings of Borrower and Guarantor. Agent shall have received, in form and substance reasonably satisfactory to Agent, a copy of the resolutions in form and substance satisfactory to Agent in its sole discretion, of the Board of Directors of Borrower and Guarantor authorizing (i) the execution, delivery and performance of this Agreement and the Other Documents, the Notes, any related agreements to any of the foregoing, (collectively the "Documents") and (ii) the granting by Borrower and each Guarantor of the Liens upon the Collateral in favor of Agent for itself and the ratable benefit of Lenders, in each case certified by the Secretary or an Assistant Secretary of Borrower and Guarantor as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

            (d) Incumbency Certificate of Borrower and Guarantor. Agent shall have received, in form and substance reasonably satisfactory to Agent, a certificate of the Secretary or an Assistant Secretary of Borrower and Guarantor, dated the Closing Date, as to the incumbency and signature of the officers of Borrower and Guarantor executing this Agreement, and Borrower executing any of the Other Documents or any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

            (e) Certificates. Agent shall have received, in form and substance satisfactory to Agent in its sole discretion, a copy of the Certificate of Incorporation or other charter documents of Borrower and Guarantor and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation together with copies of the By-Laws of Borrower and Guarantor, and all agreements of Borrower's shareholders certified as accurate and complete by the Secretary of Borrower and Guarantor;

            (f) Good Standing Certificates. Agent shall have received, in form and substance satisfactory to Agent in its sole discretion, good standing certificates for Borrower and Guarantor dated not more than thirty (30) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of Borrower's and Guarantor's jurisdiction of incorporation and each jurisdiction where the conduct of Borrower's and Guarantor's business activities or the ownership of its properties necessitates qualification;

            (g) Legal Opinions. Agent shall have received the executed legal opinion of Wyche, Burgess, Freeman & Parham, PA in form and substance reasonably satisfactory to Agent in its sole discretion, which shall cover such matters incident to the transactions contemplated by this Agreement, the Notes, and related agreements as Agent may reasonably require and Borrower hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;

            (h) No Litigation. (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against Borrower or Guarantor or against the officers or directors of Borrower or Guarantor or (A) in connection with the Documents or any of the Transactions and which, in the reasonable opinion of Agent, is deemed material or (B) which if adversely determined, could, in the reasonable opinion of Agent, have a Material Adverse Effect on Borrower or Guarantor; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to Borrower or Guarantor or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

            (i) [INTENTIONALLY DELETED]

            (j) Collateral Examination; Environmental Audit. Agent, or third parties on behalf of Agent, shall have completed (i) Collateral examinations of the Receivables, Inventory, General Intangibles and other Collateral (including, without limitation, the Term Loan Collateral) of

Borrower and all books and records in connection therewith, the results of which shall be satisfactory in form and substance to Agent and shall value the Term Loan Collateral at not less than $6,400,000, and, (ii) if required by Agent in its sole discretion, an environmental audit, the results of which shall be satisfactory in form and substance to Agent;

            (k) Fees. Agent shall have received all fees that are due and payable to Agent and Lenders on or prior to the Closing Date pursuant to Section 3 hereof;

            (l) Financial Projections and Other Financial Information. Agent shall have received, in form and substance reasonably satisfactory to Agent, financial projections for Borrower on a consolidated basis satisfactory to Agent and upon which Agent may rely for the purposes of entering into this Agreement.

            (m) Other Documents. Agent shall have received final executed copies of the Factoring Agreement and all related agreements, documents and instruments as in effect on the Closing Date and the transactions contemplated by such documentation shall be consummated concurrently with the making of the initial Advances, and executed Notes and all Other Documents, each in form and substance reasonably satisfactory to Agent;

            (n) Guaranties. Agent shall have received an original, executed Guaranty from each Guarantor and all related documents, each in form and substance reasonably satisfactory to Agent;

            (o) Insurance. Agent shall have received in form and substance reasonably satisfactory to Agent, a certificate with respect to Borrower's casualty insurance policies, together with loss payable endorsements on Agent's standard form of loss payee endorsement naming Agent as loss payee;

            (p) Undrawn Availability. On the Funding Date, Borrower shall have Undrawn Availability of not less than $2,500,000 after giving effect to all Reserves, the payment of all fees and expenses payable hereunder and any trade accounts payable that remain outstanding beyond the due dates thereof;

            (q) Consents. Agent shall have received, in form and substance reasonably satisfactory to Agent, any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to or impede Agent's access to the Collateral, as Agent and its counsel shall deem necessary or desirable;

            (r) No Adverse Material Change. (i) Since April 3, 2006, there shall not have occurred (w) any material adverse change in the condition, financial or otherwise, operations, properties or prospects of Borrower or Guarantor, (x) any material damage or destruction to any of the Collateral, including, without limitation, the Term Loan Collateral, nor any material depreciation in the value of the Receivables or Inventory and (y) any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect on Borrower or Guarantor, and (z) any material deviation from the forecasts furnished to Agent with respect to Borrower, and (ii) no

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representations made or information supplied to Agent shall have been proven to be inaccurate or misleading in any material respect;

            (s) Leasehold Agreements. Agent shall have received landlord, mortgagee or warehouseman agreements in form and substance reasonably satisfactory to Agent with respect to all premises leased by Borrower;

            (t) [Intentionally Omitted].

            (u) Closing Certificate. Agent shall have received, in form and substance reasonably satisfactory to Agent, a closing certificate signed by the Chief Financial Officer of Borrower dated as of the date hereof, stating that
(i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date, (ii) Borrower is on such date in compliance with all the terms and provisions set forth in this Agreement and the Other Documents and (iii) on such date no Default or Event of Default has occurred or is continuing;

            (v) Borrowing Base. Agent shall have received, in form and substance satisfactory to Agent, evidence from Borrower that the aggregate amount of Eligible Accounts and Eligible Inventory is sufficient in value and amount to support Advances in the amount requested by Borrower on the Closing Date;

            (w) Other. Agent shall have received in form and substance reasonably satisfactory to Agent, evidence of all corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be reasonably satisfactory in form and substance to Agent, Lenders and their counsel.

            8.2 Conditions to Each Advance. The agreement of Lenders to make any Advance requested to be made on any date (including, without limitation, the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

            (a) Representations and Warranties. Each of the representations and warranties made by Borrower in or pursuant to this Agreement, the Other Documents and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement, the Other Documents or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent such representation and warranty specifically relates to an earlier date;

            (b) No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date, provided, however, that Lenders, in their sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

            (c) Maximum Revolving Advances. In the case of any Revolving Advances requested to be made, after giving effect thereto, the aggregate Revolving Advances shall not exceed

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the maximum amount of Revolving Advances permitted under Section 2.5 hereof.

Each request for an Advance by Borrower hereunder shall constitute a representation and warranty by Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

            8.3 Conditions to Each Term Loan.

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            (a) The agreement of Lenders to make any Term Loan is subject to satisfaction of the following additional conditions precedent: (i) the terms of the purchase of the Senior Notes, including, without limitation, the aggregate principal amount of Senior Notes to be purchased with the proceeds of such Term Loan and the purchase price thereof, shall be acceptable to Agent; (ii) Agent shall have received such documentation and evidence of the purchase of Senior Notes that Agent may reasonably request; and (ii) after giving effect thereto, the aggregate Term Loans shall not exceed the Maximum Term Loan Amount.

            (b) Each request for a Term Loan by Borrower hereunder shall constitute a representation and warranty by Borrower as of the date of such Term Loan that the conditions contained in this subsection shall have been satisfied.

SECTION 9. INFORMATION AS TO BORROWER

      Borrower shall, until satisfaction in full of the Obligations and the termination of this Agreement:

            9.1 Disclosure of Material Matters. Promptly upon learning thereof, report to Agent all matters materially affecting the value, enforceability or collectibility of any portion of the Collateral including, without limitation, Borrower's reclamation or repossession of, or the return to Borrower of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

            9.2 Schedules. Deliver to Agent on the fifteenth day of each calendar month for the immediately preceding calendar month or more frequently as Agent may request from time to time, (a) a Borrowing Base Certificate, (b) Inventory reports, (c) accounts receivable reports, (d) accounts payable schedules, and (e) cash collection reports. In addition, Borrower will deliver to Agent at such intervals as Agent may require: (i) confirmatory assignment schedules (ii) copies of Customer's invoices, (iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or information regarding the Collateral as Agent may reasonably require including, without limitation, trial balances and test verifications. Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to Agent and executed by Borrower and delivered to Agent from time to time solely for Agent's convenience in maintaining records of the Collateral, and Borrower's failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent's security interest with respect to the Collateral.

            9.3 Environmental Reports. Furnish Agent, at Agent's reasonable request from time to time, with a certificate signed by the President and/or Chief Financial Officer of Borrower stating, to the best of his knowledge, that Borrower is in compliance in all material respects with all federal, state and local laws relating to environmental protection and control and occupational safety and health. To the extent Borrower is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action Borrower will implement in order to achieve full compliance.

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            9.4 Litigation. Promptly notify Agent in writing of any litigation, suit or administrative proceeding affecting Borrower, whether or not the claim is covered by insurance, and of any suit or administrative proceeding, which may be reasonably expected to have a Material Adverse Effect on Borrower.

            9.5 Material Occurrences. Promptly notify Agent in writing upon the occurrence of (a) any Event of Default or Default; (b) any default or event of default under the Senior Note Indenture; (c) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of Borrower as of the date of such statements; (d) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject Borrower to a tax imposed by Section 4971 of the Code; (e) each and every default by Borrower which might result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (f) any other development in the business or affairs of Borrower which would have a Material Adverse Effect; in each case describing the nature thereof and the action Borrower proposes to take with respect thereto.

            9.6 Government Receivables. Notify Agent immediately if any of its Receivables arise out of contracts between Borrower and the United States, any state, or any department, agency or instrumentality of any of them.

            9.7 Annual Financial Statements. Furnish Agent and each of the Lenders within ninety (90) days after the end of each fiscal year of Borrower, as the case may be, financial statements of Borrower on a consolidated and consolidating basis, including, but not limited to, statements of income and stockholders' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm satisfactory to Agent (the "Accountants"). The audit report of such accounting firm with respect to Borrower's financial statements shall be accompanied by a statement of such accounting firm certifying that (a) they have caused this Agreement to be reviewed, (b) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any Other Document or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Sections
6.10 and 7.6. In addition, Borrower's reports shall be accompanied by a certificate of the President and/or Chief Financial Officer of Borrower which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect

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

to such default and, such certificate shall have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Sections 6.9 and 7.6 hereof.

            9.8 Quarterly Financial Statements. Furnish Agent and each of the Lenders, within forty-five (45) days after the end of each fiscal quarter of Borrower, an unaudited balance sheet of Borrower, on both a consolidated and consolidating basis, and unaudited statements of income and stockholders' equity and cash flow of Borrower reflecting results of operations for the consecutive twelve month period ending on the last day of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments and, if Borrower is required to furnish or is voluntarily furnishing such financial statements to the Securities and Exchange Commission, in the form so furnished. Borrower's reports shall be accompanied by a certificate signed by the President and/or Chief Financial Officer of Borrower, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such default and, such certificate shall have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Sections 6.9 and 7.6 hereof.

            9.9 Monthly Financial Statements. Furnish Agent and each of the Lenders within thirty (30) days after the end of each month, an unaudited balance sheet of Borrower, on a consolidated and consolidating basis, and unaudited statements of income and stockholders' equity and cash flow of Borrower, on a consolidated and consolidating basis, reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments. The reports shall be accompanied by a certificate signed by the President and/or Chief Financial Officer of Borrower, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such event and, such certificate shall have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Sections 6.10 and
7.6 hereof.

            9.10 Other Reports. Furnish Agent and each of the Lenders as soon as available, but in any event within ten (10) days after the issuance thereof, with (a) copies of such financial statements, reports and returns as Borrower shall send to its stockholders, and (b) copies of all notices sent to the Securities and Exchange Commission. In addition to and not in limitation of the foregoing, Borrower shall cause Guarantors to furnish Agent with annual financial statements requested by Agent from time in form and substance satisfactory to Agent.

            9.11 Additional Information. Furnish Agent and each of the Lenders with such additional information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement have been complied with by Borrower including, without limitation and without the necessity of any request by Agent, (a) copies of all environmental audits and reviews, if any (b) at least thirty (30) days prior thereto, notice

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

of Borrower's opening of any new office or place of business that is material or Borrower's closing of any existing office or place of business that is material, and (c) promptly upon Borrower's learning thereof, notice of any labor dispute to which Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which Borrower is a party or by which Borrower is bound.

            9.12 Projected Operating Budget. Furnish Agent and each of the Lenders, no later than thirty (30) days prior to the beginning of Borrower's fiscal years commencing with fiscal year 2001, a month by month projected operating budget and cash flow of Borrower, on a consolidated and consolidating basis, for such fiscal year (including an income statement, statements of cash disbursements, cash collections and borrowing base projections for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by the President or Chief Financial Officer of Borrower to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared. Borrower shall furnish Agent with such updated projections as Agent may request from time to time.

            9.13 Variances From Operating Budget. Furnish Agent and each of the Lenders, concurrently with the delivery of the financial statements referred to in Sections 9.7, 9.8 and 9.9, respectively, a written report summarizing all material variances from budgets submitted by Borrower pursuant to Section 9.12 and a discussion and analysis by management with respect to such variances.

            9.14 Notice of Suits, Adverse Events. Furnish Agent with prompt notice of (a) any lapse or other termination of any Consent issued to Borrower by any Governmental Body, (b) any refusal by any Governmental Body to renew or extend any such Consent; and (c) copies of any periodic or special reports filed by Borrower with any Governmental Body, if such reports indicate any material change in the business, operations, affairs or condition of Borrower, or if copies thereof are requested by Lender, and copies of any material notices and other communications from any Governmental Body which specifically relate to Borrower.

            9.15 ERISA Notices and Requests. Furnish Agent with immediate written notice in the event that (a) Borrower or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which Borrower or member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (b) Borrower or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which Borrower or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto,
(c) a funding waiver request has been filed with respect to any Plan together with all communications received by Borrower or any member of the Controlled Group with respect to such request, (d) any increase in the benefits of any existing defined benefit pension Plan or the establishment of any new defined

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benefit pension Plan or the commencement of contributions to any defined benefit pension Plan to which Borrower or any member of the Controlled Group was not previously contributing shall occur, (e) Borrower or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (f) Borrower or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (g) Borrower or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (h) Borrower or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; (i) Borrower or any member of the Controlled Group knows that (i) a Multiemployer Plan has been terminated, (ii) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

            9.16 Additional Documents. Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

SECTION 10. EVENTS OF DEFAULT

      The occurrence of any one or more of the following events shall constitute an "Event of Default":

            10.1 (a) failure by Borrower to pay any principal on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein or any Other Document when due;

                 (b) failure by Borrower to pay any interest on the Obligations when due or reimburse Agent and Lenders for any Obligations under drawings on Letters of Credit when due which is unremedied for a period of three (3) days;

            10.2 any representation or warranty made by Borrower in this Agreement, the Factoring Agreement, the letter re: Trade Styles, the Note, the Stock Pledge and Security Agreement or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made;

            10.3 failure by Borrower to (a) furnish financial information when due or when requested, or (b) permit the inspection of its books or records;

            10.4 issuance of a notice of Lien, levy, assessment, injunction or attachment against a material portion of Borrower's property;

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

            10.5 failure or neglect of Borrower to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any other agreement or arrangement, now or hereafter entered into between Borrower and any Lender;

            10.6 any judgment is rendered or judgment liens filed against Borrower for an aggregate amount in excess of $250,000 which within thirty (30) days of such rendering or filing is not either satisfied, stayed or discharged of record, or which at any time is unstayed;

            10.7 Borrower shall (a) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (b) make a general assignment for the benefit of creditors,
(c)commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (d) be adjudicated a bankrupt or insolvent, (e) file a petition seeking to take advantage of any other law providing for the relief of debtors, (f) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, (g) or take any action for the purpose of effecting any of the foregoing;

            10.8 Borrower shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

            10.9 the Original Owner or any Subsidiary of Borrower, or any Guarantor shall (a) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (b) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (c) make a general assignment for the benefit of creditors, (d) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (e) be adjudicated a bankrupt or insolvent, (f) file a petition seeking to take advantage of any other law providing for the relief of debtors, (g) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (h) take any action for the purpose of effecting any of the foregoing;

            10.10 any change in Borrower's condition or affairs (financial or otherwise) which in Lenders' good faith opinion, impairs the ability of Borrower to perform its Obligations under this Agreement;

            10.11 any Lien created hereunder or provided for hereby or under any related agreement that is intended to be an exclusive, first priority interest for any reason ceases to be or is not a valid and perfected Lien having a first priority interest;

            10.12 an event of default has occurred and been declared under the Senior Note Indenture which default has not been cured or waived within any applicable grace period and for which the trustee thereunder is permitted to take action;

            10.13 a default of the obligations of Borrower under any other agreement to which it is a party (including, without limitation, a default under or termination of the Factoring Agreement)

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shall occur which materially adversely affects its condition, affairs or prospects (financial or otherwise) which default is not cured within any applicable grace period;

            10.14 termination or breach of any Guaranty or similar agreement executed and delivered to Agent in connection with the Obligations of Borrower, or if any Guarantor attempts to terminate, challenges the validity of, or its liability under, any such Guaranty or similar agreement;

            10.15 any Change of Control shall occur;

            10.16 any material provision of this Agreement or any of the Other Documents shall, for any reason, cease to be valid and binding on Borrower, or Borrower shall so claim in writing to Agent;

            10.17 if (a) any Governmental Body shall (A) revoke, terminate, suspend or adversely modify any license, permit, patent, trademark or tradename of Borrower, or (B) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, tradename or patent and such proceedings shall not be dismissed or discharged within sixty (60) days, or
(C) schedule or conduct a hearing on the renewal of any license, permit, trademark, tradename or patent necessary for the continuation of Borrower's business and the staff of such Governmental Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, tradename or patent; and (b) any agreement which is necessary or material to the operation of Borrower's business shall be revoked or terminated and not replaced by a substitute acceptable to Agent within thirty (30) days after the date of such revocation or termination, and such revocation or termination and non-replacement could have a Material Adverse Effect on Borrower;

            10.18 any portion of the Collateral shall be seized or taken by a Governmental Body, or Borrower or the title and rights of Borrower or any other Person with respect to any material portion of the Collateral shall have become the subject matter of litigation which might, in the reasonable opinion of Lenders, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents;

            10.19 an event or condition specified in Sections 7.16 or 9.15 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, Borrower or any member of the Controlled Group shall incur, or in the opinion of Lenders be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Agent, could reasonably be expected to have a Material Adverse Effect on Borrower;

            10.20 Borrower shall not have purchased all of the outstanding Senior Notes prior to March 31, 2007; and

            10.21 any bank at which any deposit account of Borrower is maintained shall fail to comply with any of the terms of any Deposit Account Control Agreement to which such bank is a party or any securities intermediary, commodity intermediary or other financial institution at any

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time in custody, control or possession of any investment property of Borrower shall fail to comply with any of the terms of any Investment Property Control Agreement to which such person is a party.

SECTION 11. LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT

            11.1 Rights and Remedies. Upon the occurrence of (a) a Default pursuant to Section 10.7(f) or any other Event of Default pursuant to Section
10.7 all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated; and (b) any of the other Events of Default and at any time thereafter (such default not having previously been cured), at the option of Required Lenders all Obligations shall be immediately due and payable and Lenders shall have the right to terminate this Agreement and to terminate all obligations of Lenders herewith, including, without limitation, the obligation to make Advances. Upon the occurrence of any Event of Default, Agent shall have the right to exercise any and all other rights and remedies provided for herein, any of the Other Documents under the UCC and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Agent may enter Borrower's premises or other premises without legal process and without incurring liability to Borrower therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require Borrower to make the Collateral available to Lenders at a convenient place. With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Borrower reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrower at least ten (10) days prior to such sale or sales is reasonable notification. At any public sale Agent or any Lender may bid for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by Borrower. In connection with the exercise of the foregoing remedies, Agent is granted permission, without charge, to use all of Borrower's trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with (a) Inventory for the purpose of disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods. The proceeds realized from the sale of any Collateral shall be applied as follows: first, to the reasonable costs, expenses and attorneys' fees and expenses incurred by Agent and Lenders for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due upon any of the Obligations; and, third, to the principal of the Obligations. If any deficiency shall arise, Borrower shall remain liable to Agent and Lenders therefor.

            11.2 Agent's Discretion. Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such

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determination will not in any way modify or affect any of Agent's or Lenders'
rights hereunder. To the extent that applicable law imposes duties on Agent to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), Borrower acknowledges and agrees that it is not commercially unreasonable for Agent (a) to fail to incur expenses reasonably deemed significant by Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Body or other third party for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors, secondary obligors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as Borrower for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure Agent against risks of loss, collection or disposition of Collateral or to provide to Agent a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Borrower acknowledges that the purpose of this Section 11.2 is to provide non-exhaustive indications of what actions or omissions by Agent would not be commercially unreasonable in Agent's exercise of remedies against the Collateral and that other actions or omissions by Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 11.2. Without limitation of the foregoing, nothing contained in this Section 11.2 shall be construed to grant any rights to Borrower or to impose any duties on Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 11.2.

            11.3 Setoff. In addition to any other rights which Agent or any Lender may have under applicable law, upon the occurrence of an Event of Default hereunder, Agent and each Lender shall have a right to apply Borrower's property held by Agent, such Lender or by the Bank to reduce the Obligations.

            11.4 Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

SECTION 12. WAIVERS AND JUDICIAL PROCEEDINGS

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            12.1 Waiver of Notice. Borrower hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

            12.2 Delay. No delay or omission on Agent's or any Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

            12.3 JURY TRIAL WAIVER. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 13. EFFECTIVE DATE AND TERMINATION

            13.1 Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until the last day of the Term unless sooner terminated as herein provided. Borrower may terminate this Agreement at any time upon sixty (60) days' prior written notice upon payment in full of the Obligations, including, without limitation, all fees payable hereunder for the balance of the Term. In the event that this Agreement is terminated and the Obligations are prepaid in full prior to the last day of the Term (the date of such prepayment hereinafter referred to as the "Prepayment Date"), Borrower shall pay to Agent for the ratable benefit of Lenders an early termination fee in an amount equal to (x) three percent (3%) of the Maximum Loan Amount if the Prepayment Date occurs on or after the Closing Date to and including the date immediately preceding the first anniversary of the Closing Date, (y) two percent (2%) of the Maximum Loan Amount if the Prepayment Date occurs on or after the first anniversary of the Closing Date to and including the date immediately preceding the second anniversary of the Closing Date, and (z) one percent (1%) of the Maximum Loan Amount if the Prepayment Date occurs on or after the second anniversary of the Closing Date to and including the

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date immediately preceding the last day of the Term or during any renewal Term.
In each case, the Maximum Loan Amount is the one in effect on the Termination Date.

            13.2 Termination. The termination of the Agreement shall not affect Borrower's, Agent's or any Lender's rights, or any of Borrower's Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The Liens and rights granted to Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrower's respective account may from time to time be temporarily in a zero or credit position, until all of the Obligations of Borrower have been paid or performed in full after the termination of this Agreement or Borrower has furnished Agent and Lenders with an indemnification satisfactory to Agent and Lenders with respect thereto. Accordingly, Borrower waives any rights which it may have under Section 9-504(1) of the UCC to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are paid or performed in full.

SECTION 14. REGARDING AGENT

            14.1 Appointment. Each Lender hereby designates GMAC CF to act as Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in Section 3.5), charges and collections (without giving effect to any collection days) received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including, without limitation, the collection of any note evidencing any of the Obligations,) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the Other Documents or applicable law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

            14.2 Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. Neither Agent nor any of its officers, directors, employees or agents shall be (a) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their willful misconduct or gross (not

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

mere) negligence, or (b) responsible in any manner for any recitals, statements, representations or warranties made by Borrower or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of Borrower to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of Borrower. The duties of Agent as respects the Advances to Borrower shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

            14.3 Lack of Reliance on Agent and Resignation. Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (a) its own independent investigation of the financial condition and affairs of Borrower in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (b) its own appraisal of the creditworthiness of Borrower. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by Borrower pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Other Document, or of the financial condition of Borrower, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Other Documents or the financial condition of Borrower, or the existence of any Event of Default or any Default.

      Agent may resign on sixty (60) days' written notice to each of Lenders and Borrower and upon such resignation, the Required Lenders will promptly designate a successor Agent reasonably satisfactory to Borrower.

      Any such successor Agent shall succeed to the rights, powers and duties of Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. After any Agent's resignation as Agent, the provisions of this Section 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

            14.4 Certain Rights of Agent. If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other

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Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

            14.5 Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

            14.6 Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received notice from a Lender or a Borrower referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

            14.7 Indemnification. To the extent Agent is not reimbursed and indemnified by Borrower, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the Advances (or, as to any Defaulting Lender, if no Advances are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Loan Document or any transaction contemplated herein or therein or referred to herein or therein; provided that Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence (but not mere negligence) or willful misconduct.

            14.8 Agent in its Individual Capacity. With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration

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from Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

            14.9 Delivery of Documents. To the extent Agent receives documents and information from Borrower pursuant to the terms of this Agreement, Agent will promptly furnish such documents and information to Lenders.

            14.10 Borrower's Undertaking to Agent. Without prejudice to its obligations to Lenders under the other provisions of this Agreement, Borrower hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy Borrower's obligations to make payments for the account of Lenders pursuant to this Agreement.

SECTION 15. MISCELLANEOUS

            15.1 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLIED TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK. ANY JUDICIAL PROCEEDING BROUGHT BY OR AGAINST ANY OF THE PARTIES HERETO WITH RESPECT TO ANY OF THE OBLIGATIONS, THIS AGREEMENT OR ANY RELATED AGREEMENT MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, UNITED STATES OF AMERICA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO BORROWER AT ITS ADDRESS SET FORTH IN SECTION 15.6 AND SERVICE SO MADE SHALL BE DEEMED COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE MAILS OF THE UNITED STATES OF AMERICA, OR, AT THE AGENT'S AND/OR ANY LENDER'S OPTION, BY SERVICE UPON BORROWER. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. BORROWER WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NON CONVENIENS. ANY JUDICIAL PROCEEDING BY BORROWER AGAINST AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER OR CLAIM IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT OR ANY RELATED AGREEMENT, SHALL BE BROUGHT ONLY IN A FEDERAL OR STATE COURT LOCATED IN THE CITY OF NEW YORK, STATE OF NEW YORK.

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            15.2 Entire Understanding.

            (a) This Agreement and the documents executed concurrently herewith contain the entire understanding between Borrower, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by Borrower's, Agent's and each Lender's respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

            (b) The Required Lenders, Agent with the consent in writing of the Required Lenders, and Borrower may, subject to the provisions of this Section 15.2(b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by Borrower, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or Borrower thereunder or the conditions, provisions or terms thereof of waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall, without the consent of all Lenders:

                  (i) increase the Commitment Percentage of any Lender;

                  (ii) increase the Maximum Loan Amount, the Maximum Revolving Advance Amount or the Maximum Term Loan Amount;

                  (iii) extend the maturity of any instrument evidencing any of the Obligations or the due date for any amount payable hereunder, or decrease the rate of interest or reduce any fee payable by Borrower to Lenders pursuant to this Agreement;

                  (iv) alter the definition of the term Required Lenders or alter, amend or modify this Section 15.2(b);

                  (v) release any Collateral during any calendar year having an aggregate value in excess of $100,000; or

                  (vi) change the rights and duties of Agent.

Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Borrower, Lenders and Agent and all future holders of the Obligations. In the case of any waiver, Borrower, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of

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Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

            15.3 Successors and Assigns; Participations; New Lenders.

            (a) This Agreement shall be binding upon and inure to the benefit of Borrower, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

            (b) Borrower acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a "Transferee"). Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof provided that Borrower shall not be required to pay to any Transferee more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Transferee had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall Borrower be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Transferee. Borrower hereby grants to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee's interest in the Advances.

            (c) With the prior written consent of the Agent, which shall not be unreasonably withheld, any Lender may sell, assign or transfer all or any part of its rights under this Agreement and the Other Documents to one or more additional banks or financial institutions and one or more additional banks or financial institutions may commit to make Advances hereunder (each a "Purchasing Lender"), in minimum amounts of not less than $5,000,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Borrower hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this

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Agreement and the Other Documents. Borrower shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

            (d) Agent shall maintain at its address a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Advances owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $2,500 payable by the applicable Purchasing Lender upon the effective date of each transfer or assignment to such Purchasing Lender.

            (e) Borrower authorizes each Lender to disclose to any Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender any and all financial information in such Lender's possession concerning Borrower which has been delivered to such Lender by or on behalf of Borrower pursuant to this Agreement or in connection with such Lender's credit evaluation of Borrower.

            15.4 Application of Payments. Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that Borrower makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for Borrower's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

            15.5 Indemnity. Borrower shall indemnify Agent, each Lender and each of their respective officers, directors, Affiliates, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Agent or any Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Agent or any Lender is a party thereto, except to the extent that any of the foregoing arises out of the willful misconduct or gross (not mere) negligence of the party being indemnified.

            15.6 Notice. Any notice or request hereunder may be given to Borrower or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by (a) hand delivery, (b) overnight courier, (c) registered or certified mail, return receipt requested, (d) telex or telegram, subsequently confirmed by registered or certified mail, or (e) telecopy to the number set out below (or such other number as may hereafter

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be specified in a notice designated as a notice of change of address) with telephone communication to a duly authorized officer of the recipient confirming its receipt as subsequently confirmed by registered or certified mail. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three
(3) days following posting thereof by certified or registered mail, postage prepaid, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with telephone communication confirming receipt and subsequently confirmed by registered, certified or overnight mail to the address set forth below, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

            If to Agent at:        GMAC Commercial Finance LLC
                                   1290 Avenue of the Americas
                                   New York, New York 10104
                                   Attention:
                                   Telephone:
                                   Telecopier:

            If to a Lender other than Agent, as specified on the signature pages hereof

            If to Borrower:        Delta Mills, Inc.
                                   700 North Woods Drive
                                   Fountain Inn, South Carolina 29644
                                   Attention: Chief Financial Officer
                                   Telephone: (864) 255-4127
                                   Telecopier: (864) 255-4165

            15.7 Survival. The obligations of Borrower under Sections 3.7, 3.8 and 15.5 shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

            15.8 Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

            15.9 Expenses. All costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, incurred by Agent, Agent on behalf of Lenders and Lenders (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on Agent's security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to Agent's or any Lender's transactions with Borrower, or (e) in connection with any advice given to

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

Agent or any Lender with respect to its rights and obligations under this Agreement and all related agreements, may be charged to Borrower's account and shall be part of the Obligations.

            15.10 Injunctive Relief. Borrower recognizes that, in the event Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lenders; therefore, each Lender, if such Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

            15.11 Consequential Damages. Neither Agent, any Lender nor any agent or attorney for any of them shall be liable to Borrower for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

            15.12 Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

            15.13 Counterparts; Telecopied Signatures. This Agreement may be executed in any number of and by different parties hereto, on separate counterparts, all of which when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

            15.14 Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

            15.15 Acknowledgment and Restatement.

            (a) Existing Obligations. Borrower hereby acknowledges, confirms and agrees that Borrower is indebted to the Lenders for loans and advances under the Existing Agreements, as of the close of business on May 30, 2006, in the aggregate principal amount of $19,740,057.07 and the aggregate amount of $986,410 in respect of Letters of Credit (as defined in the Existing Agreements), together with all interest accrued thereon as of May 30, 2006 (to the extent applicable), and all fees, costs, expenses and other charges relating thereto, all of which are unconditionally owing by Borrower to the Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever.

            (b) Acknowledgment of Security Interests.

                  (i) Borrower hereby acknowledges, confirms and agrees that Agent, for the ratable benefit of the Lenders, has and shall continue to have a security interest in and lien upon the Collateral (as defined in the Existing Agreements) heretofore granted to Agent, for the ratable benefit of the Lenders, pursuant to the Existing Agreements to secure the Obligations (as defined in the Existing Agreements), as well as a security interest in and lien upon the Collateral granted under

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

this Agreement or any of the Other Documents or otherwise granted to or held by Agent, for the ratable benefit of the Lenders, to secure the Obligations.

                  (ii) The liens and security interests of Agent, for the ratable benefit of the Lenders, in the Collateral shall be deemed to have been continuously granted and perfected from the earliest date of the granting and perfection of such liens and security interests to Agent, for the ratable benefit of the Lenders, whether under the Existing Agreements, this Agreement or any of the Other Documents.

            (c) Existing Agreements. Borrower hereby acknowledges, confirms and agrees that: (i) the Existing Agreements have been duly executed and delivered by Borrower and, (ii) immediately prior to the execution and delivery hereof,
(x) the Existing Agreements are in full force and effect, (y) the agreements and obligations of Borrower contained in the Existing Agreements constitute the legal, valid and binding obligations of Borrower enforceable against it in accordance with their respective terms and Borrower has no valid defense to the enforcement of such obligations and (z) Agent and the Lenders are entitled to all of the rights and remedies provided for in the Existing Agreements.

            (d) Restatement.

                  (i) Except as otherwise stated in Section 15.150 hereof and this Section 15.15(d), as of the date hereof, the terms, conditions, agreements, covenants, representations and warranties set forth in the Existing Agreements are hereby amended and restated in their entirety, and as so amended and restated, replaced and superseded, by the terms, conditions, agreements, covenants, representations and warranties set forth in this Agreement and the Other Documents, except that nothing herein or in the Other Documents shall impair or adversely affect the continuation of the liability of Borrower for the Obligations (as defined in the Existing Agreements) heretofore incurred and the security interests, liens and other interests in the Collateral (as defined in the Existing Agreements) heretofore granted, pledged and/or assigned by Borrower to Agent, for the ratable benefit of the Lenders, which on and after the date hereof shall be deemed to have been granted to Agent, for the ratable benefit of the Lenders. The amendment and restatement contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the indebtedness and the Obligations (as defined in the Existing Agreements) of Borrower evidenced by or arising under the Existing Agreements, and the liens and security interests of Agent, for the ratable benefit of the Lenders, securing such indebtedness and the Obligations (as defined in the Existing Agreements), which shall not in any manner be impaired, limited, terminated, waived or released, but shall continue in full force and effect in favor of Agent, for the ratable benefit of the Lenders.

                  (ii) The principal amount of the Advances (as defined in the Existing Agreements) and the amount of the Letters of Credit (as defined in the Existing Agreements) outstanding as of the date hereof under the Existing Agreements shall be allocated to the Revolving Advances and Letters of Credit hereunder in such manner and in such amounts as Agent shall determine.

            (e) Release. Borrower for itself and its successors and assigns does hereby

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

remise, release, discharge and hold Agent and each Lender, its respective officers, directors, agents and employees and their respective predecessors, successors and assigns harmless from all claims, demands, debts, sums of money, accounts, damages, judgments, financial obligations, actions, causes of action, suits at law or in equity, of any kind or nature whatsoever, whether or not now existing or known, which Borrower or its successors or assigns has had or may now or hereafter claim to have against Agent or any Lender or any of their respective officers, directors, agents and employees and their respective predecessors, successors and assigns in any way arising from or connected with the Existing Agreements or the arrangements set forth therein or transactions thereunder up to and including the date hereof.

                            [SIGNATURE PAGE FOLLOWS]

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

      Each of the parties has signed this Agreement as of the day and year first above written.

                                     DELTA MILLS, INC.

                                     By:
                                         ---------------------------------------

                                     Its:
                                          --------------------------------------

                                     GMAC COMMERCIAL FINANCE LLC,
                                      as Lender and as Agent

                                     By:
                                         ---------------------------------------

                                     Its:
                                          --------------------------------------

                                     1290 Avenue of the Americas
                                     New York, New York 10104

                                     Commitment Percentage: 100%

STATE OF SOUTH CAROLINA      )
                             ) ss.
COUNTY OF GREENVILLE         )

      On this _____ day of May, 2006, before me personally came ______________, to me known, who, being by me duly sworn, did depose and say that he is the ___________ of DELTA MILLS, INC. the corporation described in and which executed the foregoing instrument and that he is authorized to execute said instrument on behalf of said corporation.

                                     -------------------------------------------
                                     NOTARY PUBLIC

STATE OF NEW YORK     )
                      )ss.
COUNTY OF NEW YORK    )

      On this _____ day of May, 2006, before me personally came ______________, to me known, who, being by me duly sworn, did depose and say that he is the ___________ of GMAC COMMERCIAL FINANCE LLC, the corporation described in and which executed the foregoing instrument and that he is authorized to execute said instrument on behalf of said corporation.

                                     -------------------------------------------
                                     NOTARY PUBLIC